SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Under Rule
[_]  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials




                              PRIVATEBANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________
[_]  Fee paid previously with preliminary materials:

________________________________________________________________________________
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

________________________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
     3)   Filing Party:

________________________________________________________________________________
     4)   Date Filed:

________________________________________________________________________________

                          [PRIVATE BANCORP, INC. LOGO]


                                                    March 14, 2003


Dear Stockholders:

         You are cordially invited to attend the 2003 Annual Meeting of Stockholders of PrivateBancorp, Inc. which will be held at The Union League Club, 65 West Jackson Boulevard, Chicago, Illinois 60604, on Thursday, April 24, 2003, at 3:00 p.m. local time.

         The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the formal business to be conducted at the meeting. Directors and officers of PrivateBancorp, Inc. as well as representatives of Ernst & Young LLP will be present at the meeting to respond to any questions that our stockholders may have regarding the business to be transacted.

         The Board of Directors of PrivateBancorp, Inc. has determined that the specific proposals to be considered at the meeting are in the best interests of the Company and its stockholders. For the reasons set forth in the Proxy Statement, the Board unanimously recommends a vote "FOR" each of these matters.

         YOUR VOTE IS IMPORTANT. PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE POSTAGE-PAID ENVELOPE. YOUR COOPERATION IS APPRECIATED SINCE A MAJORITY OF THE COMMON STOCK MUST BE REPRESENTED, EITHER IN PERSON OR BY PROXY, TO CONSTITUTE A QUORUM FOR THE CONDUCT OF BUSINESS.

         On behalf of the Board of Directors and all the employees of the Company, The PrivateBank and Trust Company, The PrivateBank (St. Louis) and Lodestar Investment Counsel, I thank you for your continued support.

                                           Sincerely,

                                           /s/ Ralph B. Mandell
                                           Ralph B. Mandell
                                           Chairman of the Board,
                                           President and Chief Executive Officer

                              PRIVATEBANCORP, INC.
                            TEN NORTH DEARBORN STREET
                             CHICAGO, ILLINOIS 60602

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 24, 2003

         NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Stockholders of PrivateBancorp, Inc. will be held at The Union League Club, 65 West Jackson Blvd., Chicago, Illinois 60604, on Thursday, April 24, 2003, at 3:00 p.m. local time.

         The meeting is for the purpose of considering and voting upon the following matters:

         1. Election of five Class II directors to hold office for a three-year term;

         2. Amendment of the Company's Amended and Restated Certificate of Incorporation increasing the number of authorized shares of common stock from 12,000,000 to 24,000,000;

         3. Amendment of the Company's Amended and Restated By-laws to provide the Board of Directors the authority to determine the size of the Board;

         4.       Approval of the PrivateBancorp, Inc. Incentive Compensation
                  Plan; and

         5. Such other business as may properly come before the meeting, including whether or not to adjourn the meeting, and any adjournment of the meeting.

         The Board of Directors has fixed March 13, 2003 as the record date for determining stockholders entitled to notice of, and to vote at, the meeting and at any adjournments thereof. Only record holders of the common stock of the Company as of the close of business on the record date will be entitled to vote at the meeting. In the event there are not sufficient shares represented for a quorum, the meeting may be adjourned in order to permit further solicitation of proxies by the Company. A list of stockholders entitled to vote at the meeting will be available for inspection at the Company's offices located at The PrivateBank and Trust Company, Ten North Dearborn Street, Chicago, Illinois 60602, for a period of ten days prior to the meeting and will also be available at the meeting.

                                             By order of the Board of Directors,

                                             /s/ Lisa M. O'Neill
                                             Lisa M. O'Neill
                                             Assistant Secretary

March 14, 2003

           PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED FORM OF PROXY
                            IN THE ENVELOPE PROVIDED.

                              PRIVATEBANCORP, INC.
                            Ten North Dearborn Street
                             Chicago, Illinois 60602

                                 PROXY STATEMENT
                   FOR THE 2003 ANNUAL MEETING OF STOCKHOLDERS

                       TO BE HELD THURSDAY, APRIL 24, 2003

SOLICITATION AND VOTING OF PROXIES

         These proxy materials are furnished in connection with the solicitation by the Board of Directors of PrivateBancorp, Inc. ("the Company"), a Delaware corporation, of proxies to be used at the 2003 Annual Meeting of Stockholders of the Company and at any adjournment of such meeting. The meeting is scheduled to be held on April 24, 2003, at 3:00 p.m. local time, at The Union League Club, 65 West Jackson Blvd., Chicago, Illinois 60604. The Company's 2002 Annual Report on Form 10-K, including audited consolidated financial statements for the fiscal year ended December 31, 2002, this proxy statement and a proxy card are first being mailed to record holders of common stock of the Company on or about March 14, 2003.

         Stockholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the proxy card. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN BY THE STOCKHOLDERS ON THE PROXY CARD. WHEN NO INSTRUCTIONS ARE INDICATED, SIGNED PROXY CARDS WILL BE VOTED FOR EACH OF THE PROPOSALS.

         Other than the matters listed in the attached Notice of Annual Meeting of Stockholders, the Board of Directors knows of no additional matters that will be presented for consideration at the meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the meeting and at any adjournments of the meeting, including whether or not to adjourn the meeting.

         A proxy may be revoked at any time prior to its exercise by: (1) filing a written notice of revocation with the Secretary of the Company; (2) delivering to the Company a duly executed proxy bearing a later date; or (3) attending the meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the meeting.

COST OF PROXY SOLICITATION

         The cost of solicitation of proxies on behalf of management will be borne by the Company. In addition to the solicitation of proxies by mail, proxies may be solicited personally or by telephone by directors, officers and other employees of the Company, The PrivateBank (Chicago) and The PrivateBank (St. Louis). The Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies for a fee of $5,500 plus out-of-pocket expenses. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

VOTING SECURITIES AND STOCKHOLDERS ENTITLED TO VOTE

         The Board of Directors has fixed the close of business on March 13, 2003, as the record date for determining stockholders entitled to notice of, and to vote at, the meeting. On the record date, the Company had outstanding 7,762,164 shares of common stock. Each outstanding share of common stock entitles the holder to one vote. The Company's Amended and Restated By-laws state that a majority of the outstanding shares of the Company entitled to vote on a matter, present in person or represented by proxy, shall constitute a quorum for the consideration of such matters at any meeting of stockholders. Abstentions and broker non-votes are counted as shares present for the purpose of determining whether the shares represented at the meeting constitute a quorum. In the event that there are not sufficient votes to constitue a quorum, the meeting may be adjourned in order to permit the further solicitation of proxies. Proxies received from stockholders in proper form will be voted at the meeting and, if specified, as directed by the stockholder.

         As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder of record to vote "FOR" election of nominees proposed by the Board, or to "WITHHOLD" authority to vote "FOR" one or more of the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either (1) broker non-votes, or (2) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

         As to the approval of the proposed amendment to the Company's Amended and Restated Certificate of Incorporation under Proposal 2, the proxy card being provided by the Board of Directors enables a stockholder to check the appropriate box on the proxy card to: (1) vote "FOR" the amendment; (2) vote "AGAINST" the amendment; or (3) "ABSTAIN" from voting on the amendment. Under Delaware law, the amendment must be approved by a majority of the outstanding shares of common stock entitled to vote on the proposal. Accordingly, proxies marked "ABSTAIN" as to this proposal and broker non-votes will have the same effect as votes cast "AGAINST" the amendment.

         As to the approval of the proposed amendment to the Company's Amended and Restated By-laws under Proposal 3, the proxy card being provided by the Board of Directors enables a stockholder to check the appropriate box on the proxy card to: (1) vote "FOR" the amendment; (2) vote "AGAINST" the amendment; or (3) "ABSTAIN" from voting on the amendment. Under the Company's Amended and Restated By-laws, the amendment must be approved by at least two-thirds of the Company's outstanding common stock, entitled to vote on the proposal. Accordingly, proxies marked "ABSTAIN" as to this proposal and broker non-votes will have the same effect as votes cast "AGAINST" the amendment.

         As to the approval of the PrivateBancorp, Inc. Incentive Compensation Plan being proposed for stockholder action in Proposal 4, the proxy card being provided by the Board of Directors enables a stockholder to check the appropriate box on the proxy card to: (1) vote "FOR" the amendment; (2) vote "AGAINST" the amendment; or (3) "ABSTAIN" from voting on the amendment. An affirmative vote of the holders of a majority of the shares of common stock of the Company present at the meeting, in person or by proxy, and entitled to vote, is required to constitute stockholder approval of this proposal. Shares as to which "ABSTAIN" on the proxy card has been selected with respect to Proposal 4 will be counted as present and entitled to vote and will have the effect of a vote "AGAINST" the proposal. In contrast, shares underlying broker non-votes will not be counted as entitled to vote and therefore will not have the effect of a vote against Proposal 4.

         With respect to all other matters that may properly come before the meeting, unless otherwise required by law, such matters may be approved by the affirmative vote of the holders of a majority of the shares of common stock of the Company present at the meeting, in person or by proxy, and entitled to vote.

         Your vote is important. Because many stockholders may not be able to personally attend the meeting, it is necessary that a large number be represented by proxy. Prompt return of your proxy card in the postage-paid envelope provided will be appreciated.


                        PROPOSAL 1. ELECTION OF DIRECTORS

         The Company's Board of Directors consists of 15 members, divided into three classes, who are elected to hold office for staggered three-year terms as provided in the Company's By-laws. Four persons currently serving as Class II Directors have been nominated for election at this Annual Meeting of Stockholders to serve for a three-year term. One current Class II Director, Caren L. Reed, has decided not to stand for reelection. The term of those persons currently serving as Class III Directors expires at the annual stockholder meeting to be held in 2004. The term of Class I Directors expires at the annual stockholder meeting to be held in 2005.

         The five persons named below have been nominated for election or reelection, as the case may be, as Class II Directors to serve for a term to end at the annual meeting of stockholders in the year 2006 or until their successors are elected and qualified. William A. Goldstein, the nominee for the meeting who was not previously a director of the Company, has been nominated in accordance with the Company's agreement relating to the acquisition in December 2002 of a controlling interest in Lodestar Investment Counsel. All of the nominees have indicated a willingness to serve and the Board of Directors has no reason to believe that any of the nominees will not be available for election. However, if any nominee is not available for election, proxies may be voted for the election of such other person selected by the Board of Directors. Proxies cannot, however, be voted for a greater number of persons than five. To be elected as a director, each nominee must receive the affirmative vote of a plurality of the shares present in person or represented by proxy and entitled to vote at the meeting. Stockholders of the Company have no cumulative voting rights with respect to the election of directors.

         The names, ages and certain background information of the persons serving on the Board of Directors of the Company, and the Director Nominees are set forth below.

NOMINEES FOR CLASS II DIRECTORS SERVING UNTIL 2006
--------------------------------------------------

         DONALD L. BEAL (56), a director since 1991, has been the owner of Kar-Don, Inc. d/b/a Arrow Lumber Company, located in Chicago, Illinois, since 1980. Prior to that, Mr. Beal served as Vice President of Hyde Park Bank & Trust with responsibilities including commercial lending and personal banking. Mr. Beal is also the sole owner of Ashland Investment.

         WILLIAM A. GOLDSTEIN (63), is the Chief Executive Officer of Lodestar Investment Counsel, LLC, an investment advisory firm recently acquired by the Company, and has over 39 years of experience in the investment industry. Mr. Goldstein was appointed to the Board of Directors of The PrivateBank (Chicago) in January 2003 following completion of the acquisition and is also considered an executive officer of the Company. Prior to founding Lodestar in 1989, he was a Principal in the founding of Burton J. Vincent, Chesley & Co. where he served as Executive Vice President and Director. In 1983 the firm was acquired by Prescott, Ball & Turben (a subsidiary of Kemper Corporation). There Mr. Goldstein was Chairman and Director of Prescott Asset Management and President of Selected Special Shares, a publicly traded mutual fund.

         JOHN E. GORMAN (57), has been a director since 1994. Since 1982, Mr. Gorman has been a General Partner of the Jorman Group, a privately-owned organization with diversified business holdings.

         RICHARD C. JENSEN (57), has been a director since January 2000. Mr. Jensen has been a Managing Director of The PrivateBank (Chicago) since November 1999. He became Chairman, Chief Executive Officer and a Managing Director of The PrivateBank (St. Louis) upon its receipt of its banking charter in June, 2000. From May 1998 until joining us, Mr. Jensen served as Chairman and Chief Executive Officer of Missouri Holdings, Inc. From March to May 1998, he served as President and Chief Executive Officer of Royal Banks of Missouri. For the previous 18 years, Mr. Jensen served in various executive positions with Nations Bank and its predecessor, Boatmen's Bank, in St. Louis.

         MICHAEL B. SUSMAN (64), has been a director since 1990. He has been a partner in the law firm of Spitzer, Addis, Susman & Enders, located in Chicago, Illinois, for the past 30 years. He has served as President, since 1957, and Director, since 1987, of Henry R. Ferris & Company Genealogical Researchers.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR CLASS II DIRECTOR NAMED ABOVE.

CLASS I DIRECTORS SERVING UNTIL 2005
------------------------------------

         RALPH B. MANDELL (62), a director since 1989, is a co-founder of the Company and The PrivateBank (Chicago). A director of The PrivateBank (Chicago) and The PrivateBank (St. Louis), he has served as Chairman and Chief Executive Officer of PrivateBancorp and The PrivateBank (Chicago) since 1994 and assumed the additional title of President of both entities in March 1999. From inception until 1994, Mr. Mandell had the title of Co-Chairman. Prior to starting The PrivateBank (Chicago) and PrivateBancorp, Mr. Mandell was the Chief Operating Officer of First United Financial Services, Inc., from 1985 to 1989, and served as its President from 1988 to 1989. First United, a company that was traded on the Nasdaq National Market, was sold to First Chicago Corporation in 1987. Mr. Mandell also served as President of Oak Park Trust & Savings Bank, a subsidiary of First United, from 1985 until 1988. Prior thereto, he had served as Executive Vice President of Oak Park Trust & Savings Bank since 1979.

         NAOMI T. BORWELL (75), has been a director since 1990. She is a private investor. Mrs. Borwell is a former director of First Chicago Bank of Oak Park and First United Trust Company.

         WILLIAM A. CASTELLANO (61), has been a director since 1991. He has been Chairman and founder of Worknet, Inc., located in Oakbrook Terrace, Illinois since 1996. Worknet is an information technology firm that provides computer networking services to businesses. He was the founder of and served as the Chief Executive Officer to Chrysler Systems Leasing from 1977 to 1991.

         ALVIN J. GOTTLIEB (75), a director since 1990, is a private investor. Since 1961, Mr. Gottlieb has served in various capacities on the board of directors of Gottlieb Memorial Hospital, located in Melrose Park, Illinois, and he currently holds the position of Vice Chairman.

         WILLIAM R. LANGLEY (62), a director since 1989, is a co-founder of the Company and The PrivateBank (Chicago). Mr. Langley held the title of Co-Chairman of the Company, and was active in day-to-day management of the Company until 1995 when he retired. Prior to the formation of the Company, Mr. Langley had served as Chief Executive Officer of First United Financial Services, Inc. from 1985 to 1987 and as Chairman from 1987 to 1989. First United, a company that was traded on the Nasdaq National Market, was sold to First Chicago Corporation in 1987. He had also served as Chairman and President of Oak Park Trust & Savings Bank, a subsidiary of First United, where he had been employed since 1965.

CLASS III DIRECTORS SERVING UNTIL 2004
--------------------------------------

         ROBERT F. COLEMAN (58), a director since 1990, is a principal of Robert
F. Coleman & Associates, a law firm located in Chicago, Illinois. He concentrates his practice on business and professional litigation.

         JAMES M. GUYETTE (57), has been a director since 1990. Since 1997, he has been President and Chief Executive Officer of Rolls Royce North America, Inc. Mr. Guyette served as Executive Vice President of UAL Corporation from 1985 to 1995 when he retired after more than 25 years of employment with that company. He is currently a director of Rolls-Royce plc (London) and Pembroke Capital (Dublin), and formerly a director of First United Financial Services and United Airlines Employees Credit Union.

         PHILIP M. KAYMAN (61), a director since 1990, has been a senior partner with the law firm of Neal, Gerber & Eisenberg in Chicago, Illinois since the firm's founding in 1986.

         THOMAS F. MEAGHER (72), has been a director since 1996. Mr. Meagher has been the Chairman of Howell Tractor and Equipment Co., a distributor of heavy equipment located in Elk Grove Village, Illinois, since 1980. He has had an extensive career in the transportation industry and currently serves on the Board of Directors of Trans World Airlines, Inc., and its Estate Committee.

         WILLIAM J. PODL (58), has been a director since August 1999. Mr. Podl was an organizer of Towne Square Financial Corporation, which was purchased by the Company in August 1999. Mr. Podl founded Doran Scales, Inc. in 1976, and is currently Chairman and Chief Executive Officer of that company.

RETIRING DIRECTOR
-----------------

         CAREN L. REED (68), a director since 1990, was a founding director of The PrivateBank (Chicago). From 1990 to March 1999, Mr. Reed also held the title of President of the Company and The PrivateBank (Chicago). From March 1999 through his retirement in December 1999, Mr. Reed was Vice-Chairman of The PrivateBank and Trust Company. Prior to joining the bank, Mr. Reed was an Executive Vice President of Continental Bank, Chicago, with a career spanning 34 years. Mr. Reed's term will end at the Annual Meeting of Stockholders on April 24, 2003.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE
OFFICERS

         The following table sets forth the beneficial ownership of the common stock as of February 26, 2003, with respect to (1) each Director, nominee for director and named executive officer of the Company; and (2) all Directors and executive officers of the Company as a group. Other than Mr. Mandell, the Company does not know of any stockholder who holds in excess of 5% of any class of the Company's voting securities.

                                                AMOUNT OF
                                                  COMMON                                      TOTAL
                                                  SHARES                      CURRENTLY      AMOUNT OF         TOTAL
                                               BENEFICIALLY     RESTRICTED   EXERCISABLE     BENEFICIAL      PERCENTAGE
                                                  OWNED           STOCK        OPTIONS      OWNERSHIP(1)    OWNERSHIP(1)
                                               ------------     ----------   -----------    ------------    ------------
DIRECTORS
Ralph B. Mandell**......................        459,710(2)       24,900(3)      68,925       553,535          7.09%
Donald L. Beal..........................         23,946(4)           --         26,100        50,046             *
Naomi T. Borwell........................        281,280              --             --       281,280          3.64
William A. Castellano...................        268,680(5)           --             --       268,680          3.47
Robert F. Coleman.......................         46,200(6)           --         28,980        75,180             *
John E. Gorman..........................         87,360              --         12,240        99,600          1.29
Alvin J. Gottlieb.......................        170,760              --             --       170,760          2.21
James M. Guyette........................         38,340              --         12,240        50,580             *
Richard C. Jensen**.....................         28,085(7)        7,800(8)       7,500        43,385             *
Philip M. Kayman........................         34,560              --         23,220        57,780             *
William R. Langley......................        204,960              --         45,300       250,260          3.22
Thomas F. Meagher.......................         47,580              --          3,240        50,820             *
William J. Podl.........................         56,334              --             --        56,334             *
Caren L. Reed...........................          5,775              --         21,000        26,775             *
Michael B. Susman.......................         42,570              --         15,615        58,185             *
                                              ---------          ------        -------     ---------         -----
   Total Directors (15) persons               1,796,140          32,700        264,360     2,093,200         26.17%
                                              =========          ======        =======     =========         =====

DIRECTOR NOMINEE
William Goldstein.......................        223,169              --             --       223,169          2.89

NON-DIRECTOR NAMED EXECUTIVE OFFICERS
Gary L. Svec............................         12,981          12,000(9)                    24,981             *
Gary S. Collins.........................         76,486(10)      12,000(3)      37,800       126,286          1.62
Hugh H. McLean..........................         98,076          12,900(11)     42,600       153,576          1.97
Total Directors and Executive Officers
   (21) persons                               2,221,536          75,600        352,135     2,649,271         32.76%


------------------
*  Less than 1%
** Denotes person who serves as a director and who is also a named executive officer.
(1) Beneficial ownership is determined in accordance with SEC Rule 13d-3 promulgated under the Securities Exchange Act of 1934.
(2) Includes 34,500 shares held by Mr. Mandell's spouse. Mr. Mandell's business address is c/o The PrivateBank and Trust Company, Ten North Dearborn, Chicago, Illinois 60602.
(3) Shares vest at various dates between 2003 and 2006, and are subject to forfeiture until such time as they vest.
(4)     Includes 13,296 shares held by Mr. Beal's spouse and children.
(5) Includes 21,000 shares held by Mr. Castellano's children and 15,000 shares held by WMC Investment Ltd. Partnership.
(6) Includes 1,200 shares held by Mr. Coleman's spouse and 4,800 shares held by the Robert F. Coleman & Associates Retirement Savings Plan of which Mr. Coleman is a participant.
(7)     Includes 8,585 shares held by Mr. Jensen's spouse.
(8) Shares vest at various dates between 2005 and 2006, and are subject to forfeiture until such time as they vest.
(9) Shares vest at various dates between 2005 and 2006, and are subject to forfeiture until such time as they vest. Mr. Svec has announced his plans to leave the Company in March 2003, and these shares will be forfeited upon termination of his employment.
(10)    Includes 6,630 shares held by Mr. Collins' spouse.
(11) Shares vest at various dates between 2003 and 2006, and are subject to forfeiture until such time as they vest.


BOARD COMMITTEES

         Members of the Company's Board of Directors have been appointed to serve on various committees of the Board. The Board of Directors currently has five standing committees: (1) the Compensation Committee; (2) the Nominating Committee; (3) the Audit Committee; (4) the Planning Committee; and (5) the Information Technology Committee.

         Compensation Committee. The Compensation Committee is responsible for reviewing the performance of the Chief Executive Officer; reviewing and recommending the compensation of the Company's officers, including the Chief Executive Officer; recommending and approving stock option grants and restricted stock awards to management; reviewing and recommending compensation programs including stock option grants, 401(k) contributions and annual bonuses; reviewing and recommending director compensation; and advising the Chief Executive Officer on miscellaneous compensation issues. The Compensation Committee also advises and assists management in formulating policies regarding compensation. The members of the Compensation Committee are Messrs. Guyette (Chairman), Castellano, Meagher and Susman and Mrs. Borwell.

         Nominating Committee. The Nominating Committee, newly formed in 2003, is responsible for proposing to the Board a slate of nominees for election as directors by stockholders at each annual meeting. The Nominating Committee and the Board of Directors will consider nominees recommended by stockholders if the procedures set forth under "Notice of Business to be conducted at an Annual Meeting of Stockholders" are met. In carrying out its duties, the Nominating Committee has also been delegated the responsibility to determine criteria for the selection and qualification of the Board members; recommend for Board approval persons to fill vacancies on the Board which occur between annual meetings; evaluate, at least annually, each Board member's "independence" and make recommendations, at least annually regarding each Board member's "independence" status consistent with then applicable legal requirements; make recommendations regarding director orientation and continuing education; and consider the effectiveness of corporate governance principles and procedures followed by the Company and the Board. The members of the Compensation Committee are Messrs. Guyette (Chairman), Castellano, Meagher and Susman and Mrs. Borwell.

         Audit Committee. The Audit Committee is responsible for supervising the Company's accounting, reporting and financial control practices. The Audit Committee charter that outlines the responsibilities and processes of the Audit Committee as amended in 2003 is attached as Appendix B. Generally, the Audit Committee is responsible for the quality and integrity of the Company's financial information and reporting functions, the adequacy and effectiveness of the Company's system of internal accounting and financial controls, and the independent audit process, and annually reviews the qualifications of the independent public accountants. The independent public accountants are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. All members of the Audit Committee are "independent" directors within the meaning of Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards as currently in effect. The members of the Audit Committee are Messrs. Coleman (Chairman), Beal, Gorman, Guyette, Langley, Podl and Reed.

         Planning Committee. The Planning Committee is responsible for studying strategic issues prior to submission to the entire Board of Directors for approval. The Planning Committee consists of Messrs. Mandell (Chairman), Castellano, Coleman, Gorman, Guyette, Kayman and Langley.

         Information Technology Committee. The Information Technology Committee reports to the Audit Committee regarding its responsibilities related to the Company's information technology infrastructure. The Information Technology Committee has oversight responsibility related to the quality and integrity of the Company's information technology functions. This Committee is composed entirely of outside directors who are not officers of the Company. The members of the Information Technology Committee are Messrs. Podl (Chairman), Castellano, Coleman, Kayman, Langley, and Susman.

         During 2002, the Board of Directors met monthly. In addition, the Compensation Committee met four times, the Audit Committee met 15 times and the Information Technology Committee met seven times. The Planning Committee did not hold any meetings in 2002. During 2002, the duties of the Nominating Committee were combined with the Compensation Committee. Each of the directors of the Company attended at least 75% of the total number of meetings held of the Board and Board committees on which such director served during fiscal year 2002, with the exception of Messrs. Gorman, Guyette and Gottlieb.

BOARD OF DIRECTORS' COMPENSATION

         In 1992, the Company commenced a program of compensating the outside directors of the Company who are also outside directors of The PrivateBank (Chicago) and The PrivateBank (St. Louis) with stock option awards in lieu of cash retainers. The Company's philosophy has been to increase the directors' equity stake in the Company to enhance the alignment of their interests with those of the stockholders. The director options have been granted each year in amounts determined at the discretion of the Board. The options are fully vested at the end of the year of grant, subject to a full year of service. In each case, the options have been granted at an exercise price equal to or greater than the estimated fair market value of the Company's common stock at the date of grant. Partial awards have been made for partial year service. As of December 31, 2002, there were outstanding options granted to non-employee directors pursuant to this program to purchase an aggregate of 192,285 shares of common stock at an average weighted per share exercise price of $9.45.

         During 2002, due to the unavailability of shares remaining under the Company's stockholder approved stock option plan, non-employee directors of the Company were paid cash retainers of $15,000 in lieu of stock options.

         In addition to the retainers, non-employee members of the Company's Board of Directors receive fees of $300 for each Board meeting attended. The directors also receive $200 per meeting for attendance at meetings of any committees of the Board on which they serve. Total Board and Board committee meeting fees paid in 2002 were $122,100, which includes fees paid to Board and Board committee members of The PrivateBank (Chicago).

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table summarizes the compensation paid by the Company and its subsidiaries to the Chairman, President and Chief Executive Officer and the four other most highly paid executive officers (the "Named Executive Officers") who served as such at December 31, 2002. All share and per share data has been adjusted to reflect the 3-for-2 stock dividend effective January 17, 2003.

                                                               SUMMARY COMPENSATION TABLE
                                    -----------------------------------------------------------------------------------
                                                                                    LONG-TERM
                                             ANNUAL COMPENSATION               COMPENSATION AWARDS
                                    -------------------------------------    -------------------------
                                                             OTHER ANNUAL                  SECURITIES      ALL OTHER
             NAME AND                     SALARY    BONUS    COMPENSATION    RESTRICTED    UNDERLYING     COMPENSATION
        PRINCIPAL POSITION          YEAR   ($)      ($)(1)      ($)(2)       STOCK($)(3)  OPTIONS(#)(4)        ($)
        ------------------          ----   ---      ------   ------------    -----------  -------------   ------------
Ralph B. Mandell(5)...........     2002  310,000   585,000      19,194            --(9)        --          60,040(7)
Chairman, President and CEO        2001  290,000   300,000      19,122        42,375(6)     9,750          57,440(7)
                                   2000  265,000   150,000      19,103        37,125(8)     9,000          57,440(7)

Gary L. Svec..................     2002  200,000   435,000       6,120            --(9)        --           6,000(11)
Secretary/Treasurer and CFO        2001  180,000   150,000       6,018        70,950(10)    6,000           1,200(11)
                                   2000  150,000   108,000       2,330        48,563(12)    9,750              --

Richard C. Jensen.............     2002  170,000   130,000       9,672            --(9)        --           6,000(11)
Managing Director                  2001  160,000    60,000       9,636        24,013(13)    6,000           3,400(11)
                                   2000  150,000    50,000       9,402        43,313(14)    9,000             250(11)

Hugh H. McLean................     2002  175,000   230,000      11,850            --(9)        --           6,000(11)
Managing Director                  2001  155,000   105,000      11,778        28,250(15)    6,000           3,400(11)
                                   2000  138,000    50,000      11,275        24,750(16)    5,400           3,400(11)

Gary S. Collins(5)............     2002  175,000   230,000      15,925            --(9)        --           6,000(11)
Managing Director                  2001  155,000   105,000      16,253        28,250(15)    6,000           3,400(11)
                                   2000  128,000    62,000      10,375        24,750(16)    5,400           3,400(11)

------------------
(1) Bonuses for 2002, 2001 and 2000 were determined in December of the respective years and paid in the following January. In addition, during 2002, one-time cash bonuses were paid to Mr. Mandell - $40,000; Mr. Svec
        - $35,000; Mr. Jensen - $30,000; Mr. McLean - $30,000 and Mr. Collins -
        $30,000.
(2) Represents automobile allowances, life insurance premiums and club membership dues and fees paid by the Company.
(3) Reflects restricted stock awards under the Company's Stock Incentive Plan. The Company has paid regular dividends on all shares of restricted stock outstanding. These shares of restricted stock are subject to forfeiture in the event the officer's employment terminates before the fifth anniversary of the grant date and become immediately vested in the event of a change in control. The number and value of the aggregate restricted stock holdings of each of the above named persons as of December 31, 2002, based on the dividend adjusted closing price of $25.24 for the Company's common stock on that date, were as follows: Mr. Mandell - 24,900 shares, $628,476; Mr. Svec - 12,000 shares, $302,880;
        Mr. McLean - 12,900 shares, $325,596; Mr. Collins - 12,000 shares, $302,880; and Mr. Jensen - 7,800 shares, $196,872.
(4) Options to purchase shares of common stock granted in 2001 have an exercise price of $9.417 and vest over a four year period and options granted in 2000 have an exercise price of $8.25 and vest over a four year period. Vesting is accelerated in the event of a change in control. No options were granted to the persons identified in this table in 2002.
(5) On April 24, 2002, restricted shares that were granted in 1997 vested and created taxable compensation in the amount of $224,000, $89,600 and $89,600 to Ralph Mandell, Gary Collins and Hugh McLean, respectively.
(6) Represents an award of 4,500 shares of restricted stock at a value of $9.417 per share.
(7)     Represents (a) matching contributions to the Company's 401(k) Plan, and
        (b) dollar value-benefit of accrued imputed interest (assuming full forgiveness of cumulative accrued interest) relating to a loan from the Company in connection with Mr. Mandell's 1998 stock purchase transaction. See "Transactions with Related Persons." This loan was repaid in full by Mr. Mandell on December 30, 2002.
(8) Represents an award of 4,500 shares of restricted stock at a value of $8.25 per share.
(9) During 2002 no restricted share grants were made to the persons identified in this table.
(10) Represents awards of 3,000 restricted shares on February 22, 2001 and 3,750 restricted shares on December 13, 2001, respectively. The
        February and December 2001 restricted stock grants were made at $9.417 and $11.39 per share, respectively.
(footnotes continue on following page)

                                       10


(11) Represents matching contributions to the Company's 401(k) plan made by the Company for the benefit of the executive officer.
(12) Represents an award of 5,250 shares of restricted stock at a value of $9.25 per share.
(13) Represents an award of 2,550 shares of restricted stock at a value of $9.417 per share.
(14) Represents an award of 5,250 shares of restricted stock at a value of $8.25 per share.
(15) Represents an award of 3,000 shares of restricted stock at a value of $9.417 per share.
(16) Represents an award of 3,000 shares of restricted stock at a value of $8.25 per share.

OPTION GRANTS IN LAST FISCAL YEAR

         There were no option grants by the Company in 2002. During 2002 a special cash bonus was paid to executives of the Company in lieu of stock options, as the stock option plan did not have sufficient shares to grant options.

AGGREGATED OPTION EXERCISES AND YEAR-END VALUES

         The following table summarizes for each Named Executive Officer the number of shares of common stock subject to outstanding options and the value of such options that were unexercised at December 31, 2002, as adjusted to reflect the Company's 3-for-2 stock dividend effective January 17, 2003.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                                                     VALUE OF
                                                                              NUMBER OF             UNEXERCISED
                                                                        SECURITIES UNDERLYING      IN-THE-MONEY
                                            SHARES                           UNEXERCISED            OPTIONS AT
                                         ACQUIRED ON        VALUE            OPTIONS AT             DECEMBER 31,
                 NAME                    EXERCISE (#)     REALIZED ($)   DECEMBER 31, 2002 (#)       2002($)(2)
                 ----                    ------------     ------------   ---------------------     ----------------
                                                                             EXERCISABLE/           EXERCISABLE/
                                                                            UNEXERCISABLE(1)       UNEXERCISABLE(1)
                                                                         ---------------------     ----------------
Ralph B. Mandell...............            57,360           611,840           77,250/16,500        1,436,165/260,523
Gary L. Svec...................             4,875            67,230               --/10,875               --/173,704
Richard C. Jensen..............                --                --            4,500/10,500           76,455/171,395
Gary S. Collins................             5,280            87,384           34,800/10,200          605,827/160,673
Hugh H. McLean.................                --                --           39,600/10,200          676,979/160,673


------------------
(1) The numbers and amounts in the above table represent shares of common stock subject to options granted by the Company that were unexercised as of December 31, 2002.
(2) The estimated fair market value of the Company's common stock at December 31, 2002 was $25.24 per share, as adjusted to reflect the Company's 3-for-2 stock dividend effective January 17, 2003.

EMPLOYMENT AGREEMENTS

         The Company has entered into an employment agreement with Ralph B. Mandell, the Company's Chairman, President and Chief Executive Officer. The agreement, which has a term of two years, expires on June 30, 2003, and is subject to renewal for a successive two-year term. Under the provisions of the agreement, Mr. Mandell is entitled to an initial annual base salary of $310,000. Mr. Mandell may receive a discretionary bonus to the extent determined by the Board of Directors and is entitled to participate in benefit plans and other fringe benefits available to the Company's managing directors.

         Under the agreement, Mr. Mandell's employment may be terminated by the Company at any time for "cause," as defined in the agreement, in which case, or if he resigns from the Company without "good reason," the agreement immediately terminates, and he would be entitled only to unpaid benefits accrued during the term of his employment. If Mr. Mandell chooses to resign with good reason, or the Company chooses to terminate his employment without cause, he is also entitled to receive severance in the amount equal to 150% of his then current base annual salary, plus the average of the sum of the bonuses he earned during the previous three years, in addition to a pro rata bonus for the year of termination based on the prior year's bonus amount, if any. The agreement also provides for death benefits equal to six months of his then current annual base salary.

         In the event that Mr. Mandell is terminated after a change in control of the Company, he will be entitled to a lump sum payment equal to three times the sum of (1) his annual base salary; (2) the greater of (a) his bonus amount, if any, for the prior year or (b) his average bonus, if any, for the three preceding years; and (3) the sum of the contributions that would have been made by the Company to him during the year under benefit plans and the annual value of any other executive perquisites. The agreement also entitles Mr. Mandell to receive gross up payments to cover any federal excise taxes payable by him in the event the change in control benefits are deemed to constitute "excess parachute payments" under Section 280G of the Internal Revenue Code. If a change in control of the Company had occurred and Mr. Mandell was terminated effective January 1, 2003, based on his 2002 compensation he would have been entitled to a lump-sum payment of approximately $2.8 million under the agreement. This amount does not include gross up payments, if any, that the Company may be obligated to pay to Mr. Mandell to cover any excise taxes payable by him. A change in control is defined under the agreement as an occurrence of any one of the following events as determined by the Board:

         o if any person, as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act, becomes the beneficial owner of 10% or more of the total voting power of the Company's then outstanding voting capital stock; provided, however, that if that person becomes a beneficial owner of 10% or more of the Company's voting capital stock as a result of an acquisition of stock directly from the Company, or a decrease in the number of outstanding shares due to a repurchase of shares by the Company, it shall not be considered a change in control;

         o if during any period of two consecutive years, those individuals who at the beginning of the period constitute the Board of Directors cease to make up a majority of the Board;

         o the consummation of a reorganization, merger or consolidation of the Company, or the sale of all or substantially all of its assets; provided, that so long as more than 50% of the voting stock of the successor entity is held by stockholders who had been beneficial owners of the Company's stock immediately before the transaction, and at least a majority of the board of the successor entity is made up of members of the Company's Board, the merger or sale shall not be considered a change in control; and

         o the approval by the Company's stockholders of a plan of complete liquidation or dissolution.

         The agreement also contains non-solicitation provisions, which prohibit Mr. Mandell from soliciting, either for his own account or for the benefit of any entity located within a 25 mile radius of the Company or any of its subsidiaries, any of its clients or employees. These non-solicitation provisions remain in effect for a period of two years after the termination of his employment.

         The Company has also entered into an employment agreement with Richard
C. Jensen, one of our directors, and the chairman, chief executive officer and a managing director of The PrivateBank (St. Louis). The agreement, which has a term of three years, expires on June 30, 2003, subject to renewal for a successive term. The terms and provisions of Mr. Jensen's agreement are substantially similar to those of the employment agreement with Mr. Mandell summarized above, with the following exceptions:

         o    Mr. Jensen's annual base salary is $170,000;

         o In the event of Mr. Jensen's discharge without cause or his resignation with good reason, as defined in the agreement, Mr. Jensen is entitled to (a) continue to receive his then current base salary for a period of 12 months, plus a pro rata bonus for the year of termination based on the prior year's bonus amount, if any; and (b) outplacement counseling services for a period of up to one year, or until Mr. Jensen is employed elsewhere or self-employed; and

         o In the event Mr. Jensen is terminated after a change of control of the Company, he will be entitled to a lump-sum payment equal to two times the sum of: (a) his annual base salary; (b) the greater of (i) his bonus amount, if any, for the prior year or (ii) his average bonus, if any, for the three preceding years; and (c) the sum of contributions that would have been made by the Company to him during the year under benefit plans and the annual value of any other executive perquisites.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

INTRODUCTION

         The Compensation Committee ("Committee") is comprised entirely of non-management directors. Among the Committee's duties are the responsibility for reviewing chief executive officer compensation and business expenses and making recommendation for approval to the full Board and review and approval of the compensation and benefit programs for other senior executives. The Committee also advises and assists management in formulating policies regarding overall compensation.

OBJECTIVES

         Under the direction of the Committee, the Company's compensation policies are designed to align the interests of the executives with those of the stockholders. The goal of the policies is to improve profitability and long-term stockholder value by rewarding the executives based on criteria set for individual and corporate performance. The compensation program and policies are also designed to aid in the attraction, motivation and retention of key personnel.

         The Committee has from time to time used third-party consultants and compensation surveys to help construct and maintain a competitive compensation program. Consultants are chosen based on their experience in compensation matters and their experience in the financial services industry. The Committee uses consultants for assistance in comparing salary levels and the Company's compensation programs to those of selected peer group companies.

PERFORMANCE CRITERIA

         The Committee uses a combination of base salary, cash incentive compensation and equity-based compensation as its total compensation package. Corporate and individual performance goals are set for each year when the annual profit plan is approved. The annual profit plan establishes the performance benchmark for both earnings and asset growth.

         The chief executive officer's performance goals are set by the Committee and are based upon a combination of objective and subjective performance criteria. Objective criteria include the achievement of net income and earnings per share targets and growth in assets, loans and trust assets under administration. Subjective criteria include leadership, competence, planning and execution of strategic initiatives.

         The performance goals of the other senior executives are set by the chief executive officer. These goals are based upon both corporate and personal performance. Corporate goals are based upon achievement of the same earnings and growth targets as for the chief executive officer. Individual performance goals are based upon a combination of personal objectives and subjective performance criteria.

BASE SALARY

         In considering annual base salary increases, the Committee in conjunction with the chief executive officer, reviews the performance of each of its senior executives individually. The Committee periodically compares base salary data with information obtained from third party consultants and compensation surveys. Base salary levels historically have been targeted generally at the mid-points of comparable executive compensation at peer companies identified by the Committee, as the Committee feels that a significant portion of total compensation should be at risk. The Committee recognizes that it is difficult to make exact comparisons for every position since specific talents and responsibilities of each senior executive make his position unique. In general, competitive trends of the industry and in the Company's peer group are followed. In December of each year, the Committee approves annual base salaries for the executive officers for the following year.

CASH INCENTIVE COMPENSATION

         Cash incentive compensation is based on both corporate goal achievement and individual performance. When performance goals are set, the Committee assigns a percentage of the salary of the chief executive officer as his target annual cash incentive compensation award. The chief executive officer recommends target percentages for each of the other senior executives which are reviewed and approved by the Committee. These target percentages may be slightly above those set by peer companies as identified by third party consultants and compensation surveys. Bonuses paid will be at, above or below the target percentage depending upon the degree to which individual and corporate goals are met, consistent with the Committee's "at risk" compensation philosophy.

         In December of each year, the Committee approves annual cash incentive compensation awards, based on performance reviews and the achievement of projected corporate and individual performance levels. Bonuses awarded are payable in January of the following year. Also in December of each year, goals and target cash incentive compensation percentages are set for the following year.

EQUITY-BASED COMPENSATION

         All senior executives are participants in the Company's Stock Incentive Plan and will be eligible to participate in the new Incentive Compensation Plan, subject to stockholder approval. At its discretion, the Committee reviews and recommends for full Board approval the grant to the chief executive officer and other senior executives of stock-based awards under the plans. The Committee considers recommendations from the chief executive officer regarding awards for the other senior executives to the Committee for approval. These awards are based on past performance and the expectation that each executive officer's future performance will positively impact stockholder value. The Committee believes that by using equity-based compensation for its executive officers in addition to base salary and cash incentive compensation awards, the interests of management are best aligned with the interests of the Company's stockholders. No awards were granted to executives in 2002 because there were no shares remaining available for grant under the plan previously approved by stockholders.

         To date, the Committee has made awards under the terms of the Stock Incentive Plan in the form of stock options, restricted stock, or a combination of both. In 1992, certain executive officers were granted non-qualified stock options as replacement for a portion of compensation forfeited in that year.

Since then, all stock options granted to executive officers under the Stock Incentive Plan have been in the form of incentive stock options, and except in 1998, have been granted at the then current market price of the Company's common stock with a ten year life and four year vesting schedule. In 1998, the Committee granted incentive stock options as "premium priced options" at 125% of market value with five year cliff vesting. Vesting of these options may be accelerated if total return exceeds certain hurdles over a certain period of time. Restricted stock awards have generally been granted with five year cliff vesting.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

         The Committee reviews the performance of Mr. Ralph B. Mandell, the Company's chief executive officer, by evaluating the achievement of corporate and personal objectives set at the beginning of the year. The Committee considered the effect of significant corporate developments and initiatives in evaluating overall corporate performance in 2002. For 2002, Mr. Mandell received base salary of $310,000, a cash bonus of $40,000 paid in October 2002 in lieu of stock options, and a year-end cash bonus of $545,000 paid in January, 2003. Based on the Committee's recommendation, the Board increased Mr. Mandell's base salary to $390,000 for 2003. Factors which influenced the Committee's evaluation of performance for 2002 included, among other achievements: (1) significant growth in diluted earnings per share to $1.42 in 2002 from $0.85 in 2001; (2) return on average assets in 2002 of 0.83%, compared to 0.65% in 2001; (3) return on average equity in 2002 of 15.17%, compared to 10.59% in 2001; (4) net income of $11.0 million in 2002, compared to $6.2 million in 2001; (5) growth in total assets and total loans at December 31, 2002 of 31% and 24%, respectively, from December 31, 2001; (6) successful completion of the acquisition of Lodestar Investment Counsel in December 2002 resulting in aggregate assets under management at December 31, 2002 of $1.2 billion; and (7) significant appreciation during 2002 in the market price of the Company's common stock.

         Under the terms of a 1998 stock purchase agreement, Mr. Mandell borrowed $949,740 from the Company to purchase Company stock. The agreement provided that interest on the note would be forgiven over the five-year term provided Mr. Mandell continued to be employed. As in prior years, in evaluating the chief executive's compensation for 2002, the Committee considered the amount of imputed income relating to forgiveness of interest, which was $54,040 for 2002. Mr. Mandell repaid the entire $949,740 to the Company on December 30, 2002, and no longer maintains this type of loan arrangement with the Company.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

         Section 162(m) of the Internal Revenue Code limits the tax deductibility of executive compensation for officers of public companies.
Section 162(m) generally disallows the ordinary business expense deduction for compensation in excess of $1,000,000 paid to a company's chief executive officer and each of the next four most highly compensated executive officers. However, certain performance-based compensation is excluded from the Section 162(m) limits if paid pursuant to plans approved by stockholders of the Company.

         Due to the exceptional performance of the Company during 2002, the chief executive officer received compensation, including the value of previously granted restricted stock which vested during the year, in excess of $1,000,000, and approximately $181,506 of his 2002 compensation is not deductible for tax purposes by the Company. In March 2003 the Compensation Committee adopted certain changes to the structure of the Company's cash incentive compensation program which will be administered as part of the newly adopted Incentive Compensation Plan. As a result, subject to stockholder approval of the Plan at the annual meeting, the Committee expects that a significant portion of the Company's executive compensation will qualify for treatment as performance-based compensation under Section 162(m) and does not currently anticipate that the Company will exceed the Section 162(m) limit in the future.

However, it is possible that the Committee or the Board may again determine that it is appropriate to compensate executives above the limit in circumstances of outstanding corporate and executive achievement.

         The report is submitted by the Compensation Committee.

                            James M. Guyette (Chairman)
                            Naomi T. Borwell
                            William A. Castellano
                            Thomas F. Meagher
                            Michael B. Susman

         The foregoing Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Messrs. Guyette, Castellano, Meagher and Susman and Mrs. Borwell each serve on the Compensation Committee of the Board of Directors of the Company. Each of these individuals has engaged in certain transactions as clients of the banks, in the ordinary course of the banks' business, including borrowings, during the last year, all of which transactions are or were on substantially the same terms (including interest rates and collateral on loans) as those prevailing at the time for comparable transactions with unaffiliated persons. In the opinion of management, none of these transactions involved more than the normal risk of collectability or presented any other unfavorable features. In addition, Mr. Ralph B. Mandell, our Chairman, President and Chief Executive Officer, serves on the Compensation committee of The PrivateBank (St. Louis), which is responsible for determining the compensation of the senior officers of that bank. Mr. Richard C. Jensen, Chairman, Chief Executive Officer and a Managing Director of The PrivateBank (St. Louis), is a director of the Company.

                                PERFORMANCE GRAPH

         The graph below compares the cumulative total stockholder return on the common stock of the Company for the period beginning June 30, 1999 and ending December 31, 2002, with the cumulative total return on the Russell 2000 Index and a peer group index, the CRSP Index for Nasdaq Bank Stocks, over the same period, assuming the investment of $100 in the Company's common stock, the Russell 2000 Index and the CRSP Index for Nasdaq Bank Stocks on June 30, 1999, and the reinvestment of all dividends.


                                [GRAPHIC OMITTED]


                          06/30/99    12/31/99    12/31/00  12/31/01   12/31/02
                          --------    --------    --------  --------   --------

PrivateBancorp, Inc......  $100.00    $ 63.81     $ 43.89   $ 95.07     $184.22
CRSP Index for
   Nasdaq Bank Stocks....   100.00      93.44      106.80    116.43      118.49
Russell 2000 Index.......   100.00     110.18      105.42    106.50       83.52


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16 of the Securities Exchange Act of 1934 requires the Company's directors and certain executive officers and certain other beneficial owners of the Company's common stock to periodically file notices of changes in beneficial ownership of common stock with the Securities and Exchange Commission and the Nasdaq National Market. To the best of the Company's knowledge, based solely on copies of such reports received by it, the Company believes that for 2002 all required filings were timely filed by each of its directors and executive officers, except that the Form 3 and one Form 4 report for Ms. Kathleen Jackson were filed late.

                        TRANSACTIONS WITH RELATED PERSONS

         Some of the Company's executive officers and directors are, and have been during the preceding year, clients of the banks, and some of the Company's executive officers and directors are direct or indirect owners of 10% or more of the stock of corporations which are, or have been in the past, clients of the banks. As such clients, they have had transactions in the ordinary course of business of the banks, including borrowings, all of which transactions are or were on substantially the same terms (including interest rates and collateral on loans) as those prevailing at the time for comparable transactions with nonaffiliated persons. In the opinion of management, none of the transactions involved more than the normal risk of collectability or presented any other unfavorable features. At December 31, 2002, the Company had $14.8 million in loans outstanding to certain directors and executive officers and their business interests of the Company and to certain executive officers of the banks.

         In May 1998, Ralph B. Mandell, the Company's Chairman, President and Chief Executive Officer, purchased 72,720 shares of common stock at $13.75 per share from the Company. The purpose of the transaction was to enhance Mr. Mandell's interest in the long-term performance of the Company and further align his interests with those of the Company's stockholders. As part of the transaction, the Company loaned Mr. Mandell approximately 95% of the purchase price on a full recourse basis. Mr. Mandell pledged all of the shares of common stock purchased in the transaction as collateral for the loan he received from the Company, but remained entitled to vote, and receive dividends on, the shares. The agreement provided that interest accrued on the loan was to be forgiven so long as Mr. Mandell remained employed by the Company. Interest in the amount of $54,040 was forgiven during the year. On December 30, 2002, Mr. Mandell repaid this loan in full.

         During 2002, the PrivateBank (Chicago) acquired phone equipment and related services with a total cost of $176,244 through an information technology company, Worknet, Inc. William Castellano, who is one of our directors, is an affiliate of that company.

         In December 2002, The PrivateBank (Chicago) acquired a controlling interest in Lodestar Investment Counsel. William Goldstein, a nominee for Class II Director and who is serving as an executive officer of the Company, was president and a shareholder of Lodestar before the acquisition. Mr. Goldstein and his family trust received $596,695 as part of the cash consideration portion of the transaction. Mr. Goldstein also received 223,169 shares of common stock of the Company in consideration for his interest in Lodestar. In addition, Mr. Goldstein and his family trust have a majority interest in the corporation that continues to hold a 20% interest in Lodestar. This corporation received a cash payment of approximately $2.1 million in connection with the transaction. In connection with the transaction, Mr. Goldstein entered into an employment agreement to remain the chief executive officer of Lodestar subsequent to the closing of the transaction. The employment agreement, which has a five year term, expires on December 30, 2007. Under the terms of the employment agreement, Mr. Goldstein is entitled to an annual base salary of $100,000 and will be eligible to participate in Lodestar's employee bonus pool. Mr. Goldstein also is entitled to participate in equity-based compensation plans or programs of the Company as well as other fringe benefits provided by the Company, The PrivateBank (Chicago) or Lodestar. The employment agreement also provides for certain severance arrangements and obligates Mr. Goldstein to certain non-compete provisions.

         During 2002, the Company incurred professional fees for services provided by the law firm of Spitzer, Addis, Susman & Krull in the amount of approximately $309,378. Michael B. Susman, who is one of the Company's directors, is a partner of that firm.

              PROPOSAL 2. APPROVAL OF AN AMENDMENT TO THE COMPANY'S
                   CERTIFICATE OF INCORPORATION INCREASING THE
                   NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

         At a meeting of the Board of Directors held on March 1, 2003, the Board of Directors unanimously approved and are recommending to the Company's stockholders for approval an amendment to the Company's Amended and Restated Certificate of Incorporation that would increase the number of authorized shares of common stock from the 12,000,000 shares presently authorized to 24,000,000 shares.

         As approved by the Board, subject to stockholder approval at the Meeting, the first paragraph of Article FOURTH of PrivateBancorp, Inc.'s Amended and Restated Certificate of Incorporation would be amended to read as follows:

         "The total number of shares of stock which the Corporation shall have authority to issue is twenty-five million (25,000,000) divided into two classes as follows: one million (1,000,000) of which shall be Preferred Stock, without par value, and twenty-four million (24,000,000) of which shall be Common Stock, without par value."

PURPOSE OF CHARTER AMENDMENT

         The Amended and Restated Certificate of Incorporation currently authorizes the issuance of up to 12,000,000 shares of common stock and 1,000,000 shares of preferred stock. As of the record date, the Company had 7,762,164 shares of common stock outstanding and 831,338 shares of common stock reserved for issuance to current or former directors, officers and employees under compensation and benefit plans. Subject to stockholder approval of the plan at the meeting, an additional 480,000 shares will be reserved for issuance under the Incentive Compensation Plan, leaving only 2,926,498 shares of common stock authorized, unissued and unreserved and available for other corporate purposes. While the Company does not have any current plans, commitments or agreements to issue or reserve additional shares of common stock in excess of the current amount of authorized shares of common stock, the Board of Directors considers the proposed increase in the number of authorized shares desirable because it would give the Board the necessary flexibility to issue common stock in connection with future stock dividends and splits, potential acquisitions, financings, employee benefits and for other general corporate purposes. Without an increase in the number of authorized shares of common stock, the number of available shares for issuance may be insufficient to undertake one or more of these transactions when desirable.

         The Company issued 2,568,068 shares of common stock in connection with the 3-for-2 stock split effected in the form of a dividend in January 2003. Prior to the stock dividend, the Company issued approximately 200,000 shares of common stock in connection with the acquisition of Lodestar Investment Counsel in December 2002. The Company has recently announced a proposal to issue an additional 1,500,000 to 2,000,000 shares of common stock to raise additional capital during 2003. The Board of Directors also believes it is desirable to have the flexibility to use common stock or a combination of cash and stock as consideration in potential acquisitions. The Company's growth strategy includes the pursuit of further acquisitions of asset management firms and other fee-income businesses. The Company may also pursue selective acquisitions to expand its banking franchise to other geographic markets. The Company may also desire to issue common stock from time to time in the future to raise additional capital necessary to support future growth of the Company.

         Approving an increase in the number of authorized shares at this time would avoid the additional expense and delay incidental to obtaining stockholder approval to increase the number of authorized shares at the time of any planned transaction of the type described above, unless stockholder approval is otherwise required for a particular issuance by applicable law. The proposed amendment to the

Amended and Restated Certificate of Incorporation would increase the authorized, unissued and unreserved common stock remaining available for issuance from 2,926,498 to 14,926,498 shares.

         Authorized, unissued and unreserved common stock may be issued from time to time for any proper purpose without further action of the stockholders, except as required by the Amended and Restated Certificate of Incorporation, applicable law or the listing requirements of the Nasdaq National Market, on which the common stock is listed.

         Each share of common stock authorized for issuance has the same rights and is identical in all respects with each other share of common stock. Newly authorized shares of common stock will not affect the rights, such as voting and liquidation rights, of the shares of common stock currently outstanding. Under Delaware law and the Company's charter, stockholders do not have preemptive rights to purchase subsequently issued shares of common stock.

         The ability of the Board of Directors to issue additional shares of common stock without additional stockholder approval may be deemed to have an anti-takeover effect. The amendment, however, is not being proposed in order to prevent a change in control, and is not in response to any present attempt known to the Board to acquire control of the Board of Directors, to obtain representation on the Board of Directors or to take significant action which affects control of the Company. Although the Company has no such plans, the Company could use the additional shares of common stock to oppose a hostile takeover attempt or to delay or prevent changes of control or changes in or removal of management of the Company. For example, if the amendment is approved, the Board of Directors could strategically issue shares in private placements that could frustrate takeovers or other transactions that do not favor the current Board of Directors and management, even if those transactions are at substantial market premiums and are favored by stockholders of the Company. Any issuance of additional shares also could have the effect of diluting the earnings per share and book value per share of the outstanding shares of the Company's common stock as well as stock ownership and voting rights of stockholders, including persons seeking to obtain control of the Company. The Board of Directors does not, however, intend to issue any additional shares of common stock except on terms which it deems to be in the best interests of the Company and its stockholders.

         The Company's charter and By-laws currently contain a number of provisions that may prevent, deter or delay a change in control of the Company. The Company's Board of Directors is divided into three classes, and each class is elected for staggered three-year terms. Staggered terms of directors may reduce the possibility of a change in control of the Company, even though a change in control might be in the best interest of the stockholders. In addition, the Board of Directors also has the authority to set the designations, powers, preferences, rights, qualifications, limitations and restrictions of any class or series of preferred stock of the Company which could be used for anti-takeover purposes. Delaware law also permits adoption of additional anti-takeover measures.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

                      PROPOSAL 3. APPROVAL OF AMENDMENT TO
                        THE AMENDED AND RESTATED BY-LAWS

         On March 1, 2003, subject to stockholder approval, the Company's Board of Directors approved an amendment to Section 3.2 of the Company's Amended and Restated By-laws. The proposed amendment will provide the Board discretion to change the number of directors from time to time as it may deem appropriate and in the best interests of stockholders. The Board believes this flexibility is important to ensure that the Company maintains effective corporate governance as the Company grows.

         As approved by the Board, subject to stockholder approval at the Annual Meeting, Section 3.2 of the Company's Amended and Restated By-laws would be amended to read in its entirety as follows (changes underlined):

                  "Section 3.2. Number, Tenure and Qualifications. The number of directors shall be fifteen (15); PROVIDED, HOWEVER, THAT the number may be increased or decreased from time to time BY A RESOLUTION DULY ADOPTED BY THE BOARD OF DIRECTORS.

                  Commencing with the annual meeting of stockholders held in 1998, the directors shall be divided into three (3) classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1999 annual meeting of stockholders, the term of office of the second class to expire at the 2000 annual meeting of stockholders, and the third class expiring at the 2001 annual meeting of stockholders. At each annual meeting of stockholders following such initial classification, directors elected by the stockholders to succeed those directors whose term expires shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Each director shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Directors need not be stockholders or residents of Delaware."

PURPOSE OF BY-LAW AMENDMENT

         There are currently 15 members of the Board of Directors. The Board believes the proposed amendment to Section 3.2 is advisable to allow the Board the flexibility to increase or decrease the number of directors if it determines, to maximize Board effectiveness. It is anticipated that as the Company grows, the Board may determine it advisable at various times to add Board members with unique talents or experience to enhance the Board's oversight of Company affairs or to satisfy stock exchange listing requirements that may change from time to time. For example, the Board may want to increase its size in the future to recruit an individual qualifying as an audit committee financial expert under new SEC rules, or in connection with potential acquisitions or strategic planning. In addition, the Board believes it is advisable to have the ability to appoint individuals to the Board in connection with potential acquisitions. Board representation may be negotiated with sellers of a company to facilitate integration of the acquired business or when it is believed that a prior owner or manager will be a valuable addition to the Board to assist in Board oversight of the newly acquired business. The Board would also have the flexibility to reduce the size of the Board, if deemed desirable, to maximize Board effectiveness.

         At the present time, the Board has no intent to increase or decrease the number of directors, nor does the proposed amendment have any impact on the provisions of the Company's charter and By-laws establishing its staggered Board. Any increase or decrease in the number of directors will be made in a manner so as to maintain as equal a number of directors in each class as possible. The proposed amendment will not give the Board the ability to further amend Section 3.2 of the Amended and Restated By-Laws or to remove any director elected by the stockholders without cause. Under our By-laws, directors may be removed only for cause. The Board will continue to have the authority to appoint persons to fill any vacancies created on the Board, to serve for the remainder of the term.

         As discussed above, the Company's staggered board provisions have certain anti-takeover effects, and this proposal may also be deemed to have anti-takeover implications. If approved, the amendment may enable the Board of Directors to increase or decrease its size to maintain incumbent directors' control of the Board and make the accomplishment of transactions involving an unsolicited change in control of the Company more difficult. The ability of incumbent directors to increase the size of a staggered board may make it more difficult for dissident stockholders to gain a majority of the board seats. The amendment, however, is not being proposed in order to prevent an change in control and it is not in response to any present attempt known to the Board to acquire control of the Board of Directors, to obtain representation on the Board of Directors or to take significant action which affects control of the Company.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED BY-LAWS.


               PROPOSAL 4. APPROVAL OF INCENTIVE COMPENSATION PLAN

         On March 1, 2003, subject to stockholder approval, the Board of Directors approved the PrivateBancorp, Inc. Incentive Compensation Plan, based on recommendation of the plan by the Compensation Committee (the "Committee").

         The following description of the plan sets forth the material and summary terms of the plan. It does not purport to be complete and is qualified in its entirety by reference to the provisions of the plan, a copy of which is attached to this proxy statement as Appendix A.

PURPOSE

         The plan is intended to provide the Company with the ability to provide stock and cash-based incentives and equity interests in the Company to employees and directors of the Company and its subsidiaries (i) to provide such employees and directors a stake in the growth of the Company, and (ii) to encourage them to continue in the service of the Company and its subsidiaries.

PARTICIPANTS

         All current and former employees and directors of the Company and its subsidiaries will be eligible to participate in the plan at the discretion of the Committee.

SHARES AVAILABLE FOR ISSUANCE

         The plan provides that the total number of shares of common stock which may be issued pursuant to awards under the plan may not exceed 480,000 shares, which represents approximately 6.18% of the Company's outstanding shares of common stock as of the record date, plus such number of shares of common stock that have already been authorized and which may become available for issuance under the Company's Amended and Restated Stock Incentive Plan. As of December 31, 2002, only 12,540 shares remained available for awards under such plan. No further grants will be made under the Amended and Restated Stock Incentive Plan.

         The shares of common stock subject to awards under the plan will be reserved for issuance out of the Company's total authorized shares. A participant in the plan is permitted to receive multiple grants of awards. The terms and provisions of a type of award with respect to any recipient need not be the same with respect to any other recipient of such award.

         Of the shares authorized for issuance under the plan, up to 160,000 may be issued with respect to awards of restricted stock and restricted stock units and up to 160,000 may be issued pursuant to stock options under which the exercise price was less than the fair market value (but not less than 50% of the fair market value) of a share of common stock on the date the award was granted. In addition, as required by Code Section 162(m), the plan includes a limit of 200,000 shares of common stock as the maximum number of shares which may be subject to awards made to any one individual.

         The source of shares of common stock issued with respect to awards may be authorized but unissued shares or treasury shares, or a combination thereof. In the event there is a change in the capital structure of the Company as a result of any stock dividend or split, recapitalization, merger, consolidation or spin-off or other similar corporate change, the number of shares of common stock available for issuance, the number of shares of common stock available for issuance or covered by any outstanding award and the price per share, and the various limitations described above, will be proportionately adjusted.

         To the extent shares of common stock subject to an award under this plan or the Amended and Restated Stock Incentive Plan are not issued by reason of forfeiture, termination, surrender, cancellation or expiration, delivery of previously-acquired shares with respect to the exercise thereof, withholding of shares or delivery of shares in satisfaction of tax obligations or settlement in cash in lieu of shares, or to the extent shares of common stock are purchased by the Company with the proceeds received upon exercise of options or cash received or the cash value of the Company's tax deduction, with respect to options, then such shares shall become available for issuance under this plan.

ADMINISTRATION

         The Board of Directors of the Company has delegated the administration of the plan to the Committee. The Committee will make determinations with respect to the participation of employees and directors in the plan and, except as otherwise required by law or the plan, the grant terms of awards, including vesting schedules, price, length of relevant performance, restriction period, option period, dividend rights, rights to dividend equivalents, post-retirement and termination rights, payment alternatives, and such other terms and conditions as the Committee deems appropriate.

         The Committee may designate other persons to (1) designate officers and employees of the Company or any of its subsidiaries to be recipients of an award under the plan, (2) determine the amount, terms, conditions, and form of any such awards and (3) take any other actions which the Committee is authorized to take under the plan, other than its authority with regard to awards granted to employees who are executive officers or directors of the Company. The Committee also may not authorize an officer to designate himself or herself as a recipient of any award.

         The disposition of an award in the event of the retirement, disability, death or other termination of a participant's employment shall be as determined by the Committee as set forth in the award agreement. In the event there is a change of control (as defined in the plan) of the Company (1) all options and SARs outstanding will become immediately exercisable and will remain exercisable for their entire term, (2) all restrictions imposed on restricted shares will lapse, and (3) unless otherwise specified in a participant's award agreement, all performance goals applicable to any awards will be attained at the maximum payment level.

AWARDS

         The following types of awards may be granted under the plan:

         Stock Options. Stock Options may be granted in the form of incentive stock options that comply with Section 422 of the Internal Revenue Code or nonqualified stock options. The plan permits the 480,000 shares available under the plan to be awarded in the form of incentive stock options if the Committee so determines. The exercise period for any stock option will be determined by the Committee at the time of grant. For up to 160,000 shares of common stock issued pursuant to nonqualified stock options, the exercise price may be no less than 50% of the fair market value of a share of common stock on the date the award was granted. The exercise price per share for all other shares of common stock issued pursuant to stock options under the plan may not be less than 100% of the fair market value of a share of common stock on the grant date. Each stock option may be exercised in whole, at any time, or in part, from time to time, after the grant becomes exercisable.

         Stock Appreciation Rights. The Committee may grant SARs independently of any stock option or in tandem with all or any part of a stock option granted under the plan. Upon exercise, an SAR entitles a participant to receive the excess of the fair market value of a share of common stock on the date the SAR is exercised over the fair market value of a share of common stock on the date the SAR is granted. Upon exercise of an SAR granted in conjunction with a stock option, the option SAR will be surrendered.

         Restricted Shares. Restricted shares are shares of common stock that may not be sold or otherwise disposed of during a restricted period determined by the Committee. The Committee may provide for the lapse of such restrictions in installments. Restricted shares may be voted by the recipient. To the extent permitted by the Committee, dividends on the restricted shares may be payable to the recipient in cash or in additional restricted shares. A recipient of a grant of restricted shares will generally earn unrestricted ownership on those shares only if the individual is continuously employed by the Company or a subsidiary during the entire restricted period.

         Performance Shares. Performance shares are grants of shares of common stock that are earned by achievement of performance goals established by the Committee. During the applicable performance period for an award, the shares may be voted by the recipient and the recipient may be entitled to receive dividends on those shares, at the discretion of the Committee. If the applicable performance criteria are met, at the end of the applicable performance period, the shares are earned and become unrestricted. The Committee may provide that a certain percentage (which may be greater than 100%) of the number of shares originally awarded may be earned based upon the attainment of the performance goals.

         Restricted and Performance Share Units. Restricted and performance share units are fixed or variable shares or dollars denominated units subject to the conditions of vesting, and time of payment, and/or in the case of performance share units, performance standards established determined by the Committee, which are valued at the Committee's discretion in whole or in part by reference to, or otherwise based on, the fair market value of the Company's common stock. Share units may be paid in common stock, cash or a combination of both. The Committee, in its discretion, may permit a participant to defer receipt of any such share units beyond the expiration of any applicable restriction or performance period. A participant who receives a stock unit may be given rights to dividend equivalents on those share units, payable in cash, stock, or additional share units, and subject to any other conditions the Committee may impose.

         Awards under Deferred Compensation or Similar Plans. Participants may receive the right to receive common stock or a fixed or variable share denominated unit granted under the plan or any deferred compensation or similar plan established from time to time by the Company.

         Cash Awards. Participants in the plan may receive an award in cash that may be earned based on achievement of performance criteria determined by the Committee or under the Company's bonus arrangements. As required by Code Section 162(m), the plan includes a limit of $2 million as the maximum amount which may be earned under a cash award with respect to any year.

         Other Incentive Awards. The Committee may grant other types of awards of common stock or awards based in whole or in part by reference to common stock ("Other Incentive Awards"). These awards include, without limitation, restricted share units, performance share units, unrestricted stock grants, dividend or dividend equivalent rights or awards related to the establishment or acquisition by the Company or any subsidiary of a new or start-up business or facility. The Committee will determine the time of granting, the size and all other conditions of other incentive awards, including any restrictions, deferral period or performance requirements. The recipient will have the right to receive currently or on a deferred basis, interest or dividends, or interest or dividend equivalents.

         Except to the extent permitted by specific terms of any nonqualified stock options, no award will be assignable or transferable except by will, the laws of descent and distribution, or, in the Committee's discretion.

          Any payments from participants in connection with awards under the plan may be paid (1) in cash, (2) in shares of already owned common stock, (3) through a simultaneous exercise of an award and sale of the shares acquired through a pre-approved brokerage arrangement, (4) in any combination of cash and shares, or (5) by such other methods as the Committee may deem appropriate.

AMENDMENTS AND TERMINATION

         The Board of Directors may at any time amend, suspend or terminate the plan, to the extent permitted by law. No termination, amendment or modification of the plan will adversely affect in any material way any awards previously granted under the plan without the written consent of any affected participant. There is no set termination date for the plan, although no incentive stock options may be granted more than 10 years after the effective date of the plan.

FEDERAL INCOME TAX CONSIDERATIONS

         The following discussion is a summary of certain federal income tax consequences to participants who may receive grants of awards under the plan. This discussion does not purport to be complete, and does not cover, among other things, state and local tax treatment.

         Nonqualified Stock Options. For federal income tax purposes, no income is recognized by a participant upon the grant of a nonqualified stock option. Upon exercise, the participant will realize ordinary income in an amount equal to the excess of the fair market value of a share of common stock on the date of exercise over the exercise price. A subsequent sale or exchange of such shares will result in gain or loss measured by the difference between (a) the exercise price, increased by any compensation reported upon the participant's exercise of the option and (b) the amount realized on such sale or exchange. Any gain or loss will be capital in nature if the shares were held as a capital asset and will be long-term if such shares were held for more than one year.

         The Company is entitled to a deduction for compensation paid to a participant at the same time and in the same amount as the participant realizes compensation upon exercise of the option.

         Incentive Stock Options. No taxable income is realized by the participant upon exercise of an incentive stock option granted under the plan, and if no disqualifying disposition of those shares is made by such participant within two years after the date of grant or within one year after the transfer of those shares to the participant, then (a) upon the sale of the shares, any amount realized in excess of the exercise price will be taxed as a long-term capital gain and any loss sustained will be taxed as a long-term capital loss, and (b) no deduction will be allowed to the Company for Federal income tax purposes. Upon exercise of an incentive stock option, the participant may be subject to alternative minimum tax on certain items of tax preference.

         If the shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-years-from-grant/one-year-from-transfer holding period, generally (a) the participant will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized upon disposition of the shares) over the exercise price of, and (b) the Company will be entitled to deduct such amount. Any additional gain or loss realized will be taxed as short-term or long-term capital gain or loss, as the case may be, and may not be deducted by the Company.

         If an incentive stock option is exercised at a time when it no longer qualifies as an incentive stock option, the option will be treated as a nonqualified stock option.

         Stock Appreciation Rights. No taxable income is recognized by a participant upon the grant of an SAR under the plan. Upon the exercise of an SAR, however, the participant will realize ordinary income in an amount equal to the cash received upon exercise, plus the fair market value on the date of exercise of any shares of common stock received upon exercise. Shares of common stock received upon the exercise of an SAR will, upon subsequent sale, be eligible for capital gain treatment, with the capital gain holding period commencing on the date of exercise of the SAR.

         The Company is entitled to a deduction for compensation paid to a participant at the same time and in the same amount as the participant realizes compensation upon exercise of the SAR.

         Restricted and Performance Shares. A recipient of restricted shares or performance shares generally will be subject to tax at ordinary income rates on the fair market value of the common stock at the time the restricted shares or performance shares are no longer subject to forfeiture. However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of the grant will have ordinary taxable income on the date of the grant equal to the fair market value of the restricted shares or performance shares as if the restricted shares were unrestricted or the performance shares were earned and could be sold immediately. If the shares subject to such election are forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes with respect to the forfeited shares. Upon sale of the restricted shares or performance shares after the forfeiture period has expired, the holding period to determine whether the recipient has long-term or short-term capital gain or loss begins when the restriction period expires. However, if the recipient timely elects to be taxed as of the date of the grant, the holding period commences on the date of the grant and the tax basis will be equal to the fair market value of the shares on the date of the grant as if the shares were then unrestricted and could be sold immediately. The Company is entitled to a deduction for compensation paid to a participant in the amount of ordinary income recognized by the participant.

         Share Units. A recipient of share units will generally be subject to tax at ordinary income rates on the fair market value of any common stock issued pursuant to such an award, and the Company will generally be entitled to a deduction equal to the amount of the ordinary income realized by the recipient. The fair market value of any common stock received will generally be included in income (and a corresponding deduction will generally be available to the Company) at the time of receipt. The capital gain or loss holding period for any common stock distributed under an award will begin when the recipient recognizes ordinary income in respect of that distribution.

         Cash Awards. A participant will recognize ordinary income upon receipt of cash pursuant to a cash award and the Company will generally be entitled to a deduction equal to the amount of the ordinary income realized by the recipient.

         Other Incentive Awards. The federal income tax consequences of Other Incentive Awards will depend on how the awards are structured. Generally, the Company will be entitled to a deduction with respect to other incentive awards only to the extent that the recipient realizes compensation income in connection with such awards. It is anticipated that Other Incentive Awards will usually result in compensation income to the recipient in some amount. However, some forms of Other Incentive Awards may not result in any compensation income to the recipient or any income tax deduction for the Company.

PERFORMANCE GOALS AND MAXIMUM AWARDS

         Section 162(m) of the Code disallows federal income tax deductions for certain compensation in excess of $1,000,000 per year paid to each of the Company's Chief Executive Officer and its other four most highly compensated executive officers (collectively, the "Covered Employees"), and the Company deductions referred to above may be limited by Code Section 162(m). Under
Section 162(m), compensation that qualifies as "other performance-based compensation" is not subject to the $1,000,000 limit. In addition to the annual limitations on awards described above, another condition necessary to qualify certain incentive awards as "other performance-based compensation" is that the material terms of the performance goals under which the award is made must be disclosed to, and approved by, the stockholders of the Company before the incentive compensation is paid.

         For those types of awards under the plan requiring performance criteria to meet the definition of "other performance-based compensation" the Committee will, from time to time, establish performance criteria with respect to an award. These performance criteria may be measured for achievement or satisfaction during the period the Committee permits the participant to satisfy or achieve the performance criteria and may be in absolute terms or measured against, or in relationship to, other companies comparably, similarly or otherwise situated and may be based on, or adjusted for, other objective goals, events, or occurrences established by the Committee for a performance period, including earnings, revenue growth, growth in earnings per share, expenses, stock price, market share, charge-offs, loan loss reserves, reductions in nonperforming assets, return on assets, return on equity, asset growth, deposit growth, asset quality levels, growth in the fair market value of the Company's common stock or assets, investment, regulatory compliance, satisfactory internal or external audits, improvements in financial ratings, achievement of balance sheet or income statement objectives. Performance criteria may include or exclude extraordinary charges, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses, including expenses related to goodwill and impairment of assets, stock offerings and strategic loan loss provisions. The performance criteria related to an award must be established by the Committee prior to the completion of 25% of the performance period or such earlier date as may be required by Section 162(m) of the Code.

         At the end of each performance period for an award, the Committee will determine the extent to which the performance criteria established for the performance period have been achieved and determine the pay out of the performance award. The Committee may, in its sole discretion, reduce or eliminate the payout of any award to the extent permitted under the plan and applicable law.

         No determination has yet been made as to the amount or terms of any future awards under the plan if the plan is approved by the Company's stockholders. Thus, the benefits or amounts to be received by or allocated to:
(1) the Named Executive Officers; (2) the current executive officer group; (3) the current non-executive director group; or (4) the non-executive employee group, are not determinable. The

Committee has established Mr. Mandell's annual bonus for 2003 as a performance-based cash award under the plan intended to qualify the bonus as "performance-based compensation" deductible by the Company under Code Section 162(m). The performance goal established for 2003 is achievement of a certain threshold level of per share earnings. If the performance goal for 2003 is met, Mr. Mandell will be eligible to receive the maximum annual cash award set forth under the plan, subject to the Committee's discretion to determine the actual amount to be paid to Mr. Mandell up to the maximum amount. The award does not prescribe factors for the Committee to consider in determining whether and to what extent to exercise such discretion. If the performance goal established for 2003 had been in effect for 2002, Mr. Mandell would have been eligible to receive the maximum award, which, after the Committee's exercise of discretion, would have resulted in an annual bonus equal to the 2002 bonus amount earned by him, as shown in the Summary Compensation Table on page 10.

         THE BOARD OF DIRECTORS RECOMMENDS STOCKHOLDERS VOTE "FOR" APPROVAL OF THE INCENTIVE COMPENSATION PLAN.

                      EQUITY COMPENSATION PLAN INFORMATION

         The following table sets forth information as of December 31, 2002 regarding shares of the Company's common stock to be issued upon exercise and the weighted-average exercise price of all outstanding options, warrants and rights granted under the Company's equity compensation plans as well as the number of shares available for issuance under such plans. No equity compensation plans have been adopted without the approval of the Company's stockholders.


                                                                                              NUMBER OF SECURITIES
                                                                                              REMAINING FOR FUTURE
                                   NUMBER OF SECURITIES                                       ISSUANCE UNDER EQUITY
                                    TO BE ISSUED UPON              WEIGHTED-AVERAGE            COMPENSATION PLANS
                                        EXERCISE OF               EXERCISE PRICE OF          (EXCLUDING SECURITIES
                                   OUTSTANDING OPTIONS,          OUTSTANDING OPTIONS          REFLECTED IN COLUMN
                                   WARRANTS AND RIGHTS           WARRANTS AND RIGHTS               (A) AND (B))
       PLAN CATEGORY                       (A)                           (B)                             (C)
       -------------               -------------------           -------------------          ---------------------

Equity compensation plans
   approved by security
   holders.................               818,798                      $8.7315                        12,540
Equity compensation plans
   not approved by
   security holders........                    --                           --                            --
                                          -------                      -------                        ------
      Total................               818,798                      $8.7315                        12,540
                                          =======                      =======                        ======


                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Company's independent public accountants for the fiscal year ended December 31, 2002 were Ernst & Young LLP. The Company's Audit Committee has selected Ernst & Young as the Company's independent public accountants for the fiscal year ending December 31, 2003. Under its charter, the Audit Committee is solely responsible for reviewing the qualifications of the Company's independent public accountants, and selecting the independent public accountants for the current fiscal year. A copy of the Audit Committee charter as currently in effect is attached to this proxy statement as Appendix B.

         Management has invited representatives of Ernst & Young to be present at the meeting, and expects that they will attend. If present, these representatives will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

CHANGE IN ACCOUNTANTS

         On May 23, 2002, the Audit Committee of the Board of Directors of the Company approved a change in the Company's auditors. The Board of Directors ratified the Audit Committee's engagement of Ernst & Young to serve as the Company's independent public accountants and replacement of Arthur Andersen LLP as the Company's independent public accountants, effective immediately. Andersen had been the Company's independent public accountants since 1991.

         Andersen's reports on the consolidated financial statements of the Company and its subsidiaries for the two most recent fiscal years ended December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

         During the Company's two fiscal years ended December 31, 2001 and the subsequent interim period through May 23, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports on the Company's consolidated financial statements for such years; and there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

         The Company requested that Andersen furnish to a letter addressed to the SEC stating its agreement with the statements set forth above. A copy of such letter, dated May 24, 2002, was filed as Exhibit 16 to the Company's Current Report on Form 8-K dated May 24, 2002.

         During the Company's two fiscal years ended December 31, 2001 and the subsequent interim period through May 23, 2002, the Company did not consult with Ernst & Young with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

AUDIT FEES

         Ernst & Young has billed the Company $132,500, in the aggregate, for professional services rendered by them for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2002, and the reviews of the interim financial statements included in the Company's Quarterly Reports on Form 10-Q, filed with the SEC for the second and third quarters of the fiscal year ended December 31, 2002. Andersen performed the review of the first quarter 2002 interim financial statements included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2002, and was paid $14,000 for the review services that were performed.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         Neither Ernst & Young nor Andersen performed any professional services for the Company of the nature described in Regulation S-X Rule 2-01(c)(4)(ii) during the fiscal year ended December 31, 2002.

ALL OTHER FEES

         Neither Ernst & Young nor Andersen performed services other than those described above under "Audit Fees" during the fiscal year ended December 31, 2002.

                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Company's Board of Directors is currently comprised of seven outside directors and operates under a written charter adopted by the Committee. The Board appoints the Audit Committee and its chairman, with the Committee to consist of no fewer than three directors. The Committee assists the Board, through review and recommendation, in its oversight responsibility related to the quality and integrity of the Company's financial information and reporting functions, the adequacy and effectiveness of the Company's system of internal accounting and financial controls, and the independent audit process.

         The responsibility for the quality and integrity of the Company's financial statements and the completeness and accuracy of its internal controls and financial reporting process rests with the Company's management. The Company's independent public accountants for 2002, Ernst & Young, are responsible for performing an audit and expressing an opinion as to whether the Company's financial statements are fairly presented, in all material respects, in conformity with generally accepted accounting principles.

         The Audit Committee reviewed and discussed with management and Ernst & Young the audited financial statements of the Company for the year ended December 31, 2002. The Audit Committee also reviewed and discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61, as amended ("Communication with Audit Committees"), as currently in effect.

         Ernst & Young also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"), as currently in effect. The disclosures described the relationships and fee arrangements between the firm and the Company. Consistent with Independence Standards Board Standard No. 1 and the SEC's "Revision of the Commission's Auditor Independence Requirements," which became effective February 5, 2001, the Audit Committee considered at a meeting held on February 24, 2003, whether these relationships and arrangements are compatible with maintaining Ernst & Young's independence, and has discussed with representatives of Ernst & Young that firm's independence from the Company.

         Based on the above-mentioned reviews and discussions with management and Ernst & Young, the Audit Committee, exercising its business judgment, recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the SEC.

         This report is submitted on behalf of the members of the Audit
Committee:

                          Robert F. Coleman (Chair)
                          Donald L. Beal
                          John E. Gorman
                          James M. Guyette
                          William R. Langley
                          William J. Podl
                          Caren L. Reed

         The foregoing Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


                              STOCKHOLDER PROPOSALS

         To be considered for inclusion in the Company's proxy and form of proxy relating to the 2004 Annual Meeting of Stockholders, a stockholder's proposal must be received prior to November 15, 2003, by the Secretary of the Company at the Company's executive offices at Ten North Dearborn, Chicago, Illinois 60602. Any such proposal will be subject to Rule 14a-8 under the Securities Exchange Act of 1934.


                                  HOUSEHOLDING

         The SEC has adopted amendments to the proxy rules permitting companies and intermediaries to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement to those stockholders. This method of delivery, often referred to as "householding," should reduce the amount of duplicate information that stockholders receive and lower printing and mailing costs for companies. We are not householding materials for our stockholders in connection with the Annual Meeting, however, we have been informed that certain intermediaries will household proxy materials.

         If a broker or other nominee holds your shares, this means that:

         o Only one annual report and proxy statement will be delivered to multiple stockholders sharing an address unless you notify ADP at
              (888) 603-5847 or Householding Department, 51 Mercedes Way, Edgewood, NY 11717, to inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

         o You can contact us by calling (312) 683-7100 or by writing to PrivateBancorp, Inc., Ten North Dearborn, Chicago, IL 60602,
              Attention: Corporate Secretary, to request a separate copy of the annual report and proxy statement for the Annual Meeting and for future meetings or you can contact your broker to make the same request.

         o You can request delivery of a single copy of annual reports or proxy statements from your broker if you share the same address as another stockholder.


                    NOTICE OF BUSINESS TO BE CONDUCTED AT AN
                         ANNUAL MEETING OF STOCKHOLDERS

         Pursuant to the Company's By-laws, the only business that may be conducted at an annual meeting of stockholders is business brought by or at the direction of the Board of Directors and proper matters submitted in advance by a stockholder. The By-laws of the Company set forth the advance notice procedures for a stockholder to properly bring business before an annual meeting. To be timely, a stockholder must give the required information to the Secretary of the Company not less than 120 days prior to the annual meeting date. If the 2004 annual meeting is held on April 24, 2004, the date contemplated under the existing By-laws, the deadline for advance notice by a stockholder would be

December 26, 2003. In the event the Company publicly announces or discloses that the date of the 2004 Annual Meeting of Stockholders is to be held on any other date, notice by the stockholder will be timely if received not later than 120 days prior to the meeting date; provided however, that in the event that less than 130 days notice or prior public disclosure of the meeting date is given or made, notice by the stockholder will be timely if received by the close of business on the tenth (10th) day following the date on which the Company's notice to stockholders of the annual meeting date was mailed or such public disclosure was made.

         The advance notice by a stockholder must include the name and address of the stockholder proposing the business, a brief description of the proposed business, the number of shares of stock of the Corporation which the stockholder beneficially owns and any material interest of the stockholder in such business. In the case of nomination to the Board of Directors, certain information regarding the nominee must be provided. These requirements apply to any matter that a stockholder wishes to raise at an annual meeting, including any matters raised outside of the procedures of Rule 14a-8 under the Securities Exchange Act. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement or the proxy relating to an annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.


            OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING

         The Board of Directors knows of no other matter which will be presented for consideration at the meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

         Whether or not you intend to be present at the meeting, you are urged to return your proxy card promptly. If you are a record holder and are present at the meeting and wish to vote your shares in person, your proxy may be revoked by voting at the meeting. However, if you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote personally at the meeting.

                                              BY ORDER OF THE BOARD OF DIRECTORS


                                              /s/ Lisa M. O'Neill
                                              ----------------------------------
                                              Lisa M. O'Neill
                                              Assistant Secretary

                                                                      APPENDIX A

                  PRIVATEBANCORP, INC. INCENTIVE COMPENSATION PLAN

         1. Purpose; Effect on Predecessor Plans. The purpose of the PrivateBancorp, Inc. Incentive Compensation Plan is to benefit the Corporation and its Subsidiaries, including the Bank, by enabling the Corporation to offer certain present and future officers, employees, and directors of the Corporation and its Subsidiaries stock and cash-based incentives and other equity interests in the Corporation, thereby providing them a stake in the growth of the Corporation and encouraging them to continue in the service of the Corporation and its Subsidiaries.

         2.       Definitions.

                  (a) "Award" includes, without limitation, Stock Options (including Incentive Stock Options), Stock Appreciation Rights, Performance Share or Unit awards, Dividend or Equivalent Rights, Stock Awards, Restricted Share or Unit awards, Cash Awards or other awards ("Other Incentive Awards") that are valued in whole or in part by reference to, or are otherwise based on, the Corporation's Common Stock or other factors, all on a stand alone, combination or tandem basis, as described in or granted under this Plan.

                  (b) "Award Agreement" means a writing provided by the Corporation to each Participant setting forth the terms and conditions of each Award made under this Plan.

                  (c) "Board" means the Board of Directors of the Corporation.

                  (d)      "Cash Award" has the meaning specified in
                           Section 6(i).

                  (e) "Change of Control" shall be deemed to have occurred upon the happening of any of the following events:

                           (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its subsidiaries, or (B) a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Corporation representing 20% or more of the total voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), provided, however, that the following shall not constitute a change in control: (1) such person becomes a beneficial owner of 20% or more of the Voting Stock as the result of an acquisition of such Voting Stock directly from the Corporation, or (2) such person becomes a beneficial owner of 20% or more of the Voting Stock as a result of the decrease in the number of outstanding shares of Voting Stock caused by the repurchase of shares by the Corporation; provided, further, that in the event a person described in clause (1) or (2) shall thereafter increase (other than in circumstances described in clause (1) or
                                    (2)) beneficial ownership of stock
                                    representing more than 1% of the Voting
                                    Stock, such person shall be deemed to become a beneficial owner of 20% or more of the Voting Stock for purposes of this paragraph
                                    (A), provided such person continues to
                                    beneficially own 20% or more of the Voting
                                    Stock after such subsequent increase in
                                    beneficial ownership, or

                           (ii) Individuals who, as of the Effective Date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director, whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then comprising the Incumbent Board shall be considered as through such individual were a member of the Incumbent Board, but excluding for this purpose, any individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation (as such terms are used in Rule 14a-11 promulgated under the Exchange Act); or

                           (iii) Consummation of a reorganization, merger or consolidation or the sale or other disposition of all or substantially all of the assets of the Corporation (a "Business Combination"), in each case, unless (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the total voting power represented by the voting securities entitled to vote generally in the election of directors of the corporation resulting from the Business Combination (including, without limitation, a corporation which as a result of the Business Combination owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to the Business Combination of the Voting Stock of the Corporation, and (2) at least a majority of the members of the board of directors of the corporation resulting from the Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or action of the Incumbent Board, providing for such Business Combination; or

                           (iv)     Approval by the stockholders of the
                                    Corporation of a plan of complete
                                    liquidation or dissolution of the
                                    Corporation.

                  (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  (g) "Committee" means the Compensation Committee of the Board or such other committee of the Board as may be designated by the Board from time to time to administer this Plan.

                  (h) "Common Stock" means the Common Stock, no par value, of the Corporation.

                  (i) "Corporation" means PrivateBancorp, Inc., a Delaware corporation.

                  (j) "Director" means a director of the Corporation or a Subsidiary.

                  (k) "Dividend or Equivalent Rights" has the meaning specified in Section 6(f).

                  (l)      "Effective Date" has the meaning specified in Section
                           15.

                  (m) "Employee" means an employee of the Corporation or a Subsidiary.

                  (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (o) "Fair Market Value" means the average of the highest and the lowest quoted selling prices on the NASDAQ National Market on the relevant valuation date or, if there were no sales on the valuation date, on the next preceding date on which such selling prices were recorded; provided, however, that the Committee may modify the definition of Fair Market Value with respect to any particular Award.

                  (p)      "Incentive Stock Option" has the meaning specified in
                           Section 6(b).

                  (q)      "Other Incentive Award" has the meaning specified in
                           Section 2(a).

                  (r) "Participant" means an Employee or Director who has been granted an Award under the Plan, including the Predecessor Plan.

                  (s)      "Performance Share" has the meaning specified in
                           Section 6(d).

                  (t)      "Performance Unit" has the meaning specified in
                           Section 6(e).

                  (u) "Plan" means this PrivateBancorp, Inc. Incentive Compensation Plan, which includes the Predecessor Plan.

                  (v) "Plan Year" means a twelve-month period beginning with January 1 of each year.

                  (w) "Predecessor Plan" means the Corporation's Amended and Restated Stock Incentive Plan.

                  (x) "Previously-Acquired Shares" means shares of Common Stock acquired by the Participant or any beneficiary of Participant other than pursuant to an Award under this Plan or the Predecessor Plan, or if so acquired, such shares of Common Shares have been held for a period of not less than six months or such shorter period as the Committee may permit.

                  (y) "Restriction Period" means a period of time beginning as of the date upon which an Award subject to restrictions or forfeiture provisions is made pursuant to this Plan and ending as of the date upon which the Common Stock subject to such Award is no longer restricted or subject to forfeiture provisions.

                  (z)      "Restricted Share" has the meaning specified in
                           Section 6(d).

                  (aa)     "Restricted Unit" has the meaning specified in
                           Section 6(e).

                  (bb) "Stock Appreciation Right" has the meaning specified in Section 6(c).

                  (cc)     "Stock Award" has the meaning specified in
                           Section 6(g).

                  (dd)     "Stock Option" has the meaning specified in
                           Section 6(a).

                  (ee) "Subsidiary" means any corporation or other entity, whether domestic or foreign, in which the Corporation has or obtains, directly or indirectly, a proprietary interest of at least 50% by reason of stock ownership or otherwise.

         3. Eligibility. Any Employee or Director, or former Employee or Director, selected by the Committee is eligible to receive an Award.

         4.       Plan Administration.

                  (a) Except as otherwise determined by the Board, the Plan shall be administered by the Committee. The Committee shall make determinations with respect to the participation of Employees and Directors in the Plan and, except as otherwise required by law or this Plan, the terms of Awards, including vesting schedules, price, length of relevant performance, Restriction Period, option period, dividend rights, post-retirement and termination rights, payment alternatives such as cash, stock, contingent awards or other means of payment consistent with the purposes of this Plan, and such other terms and conditions as the Committee deems appropriate.

                  (b) The Committee, by majority action thereof (whether taken during a meeting or by written consent), shall have authority to interpret and construe the provisions of the Plan and the Award Agreements, to decide all questions of fact arising in its application and to make all other determinations pursuant to any Plan provision or Award Agreement which shall be final and binding on all persons. To the extent deemed necessary or advisable for purposes of Section 16 of the Exchange Act or Section 162(m) of the Code, a member or members of the Committee may refuse himself or themselves from any action, in which case action taken by the majority of the remaining members shall constitute action by the Committee. No member of the Committee shall be liable for any action or determination made in good faith, and the members of the Committee shall be entitled to indemnification and reimbursement in the manner provided in the Corporation's Certificate of Incorporation, By-Laws, by agreement or otherwise as may be amended from time to time.

                  (c) To the extent permitted under the corporate law of the Corporation's jurisdiction of incorporation, the Committee may, by a resolution adopted by the Committee, authorize one or more officers of the Corporation to do one or more of the following: (i) designate officers and employees of the Corporation or any of its Subsidiaries to be recipients of an Award under this Plan, (ii) determine the amount, terms, conditions, and form of any such Awards and
                           (iii) take such other actions which the Committee is authorized to take under this Plan; provided, however, that the resolution so authorizing such officer or officers shall specify the total number of shares of Common Stock or cash payable under such Awards which such officer or officers may so award; provided, further, however, that the Committee may not delegate to any person the authority to grant Awards to, or take other action with respect to, Participants who at the time of such Awards or action are subject to Section 16 of the Exchange Act or are "covered employees" as defined in Section 162(m) of the Code. Further, the Committee may not authorize an officer to designate himself or herself as a recipient of any such Awards. To the extent deemed necessary or advisable for purposes of Section 16 of the Exchange Act or otherwise, the Board may act as the Committee hereunder.

         5.       Stock Subject to the Provisions of the Plan.

                  (a) The stock subject to the provisions of this Plan may be shares of authorized but unissued Common Stock, treasury shares held by the Corporation or any Subsidiary, or shares acquired by the Corporation through open market purchases or otherwise. Subject to adjustment in accordance with the provisions of
                           Section 11, the total number of shares of Common Stock which may be issued under the Plan or with respect to which Awards may be granted shall not exceed 480,000 shares, plus the number of shares heretofore authorized and available (or which become available) for issuance under the Predecessor Plan which are not issued after the Effective Date. To the extent that shares of Common Stock subject to an outstanding Award or an award under the Predecessor Plan are not issued by reason of the forfeiture, termination, surrender, cancellation or expiration while unexercised of such award, by reason of the tendering or withholding of shares by either actual delivery or by attestation) to pay all or a portion of the purchase price or to satisfy all or a portion of the tax withholding obligations relating to an award, by reason of being settled in cash in lieu of Common Stock or settled in a manner such that some or all of the shares covered by the Award are not issued to a Participant, or being exchanged for a grant under this Plan that does not involve Common Stock, and to the extent shares are purchased by the Corporation with the proceeds received upon the exercise of Stock Options granted under this Plan or the Predecessor Plan (which proceeds include cash payments received by the Corporation as well as the value of the Corporation's tax deduction on non-qualified Stock Options and early dispositions of Incentive Stock Options), then such shares shall immediately again be available for issuance under this Plan.

                  (b) The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate.

                  (c) Shares of Common Stock issued in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Corporation or any of its Subsidiaries shall not reduce the number of shares of Common Stock available under this Plan.

                  (d) To the extent provided by the Committee, any Award may be settled in cash rather than Stock.

                  (e) Subject to Section 11, the following limitations shall apply to Awards under the Plan:

                           (i) The maximum number of shares of Common Stock that may be issued under this Plan as Stock Options intended to be Incentive Stock Options shall be 480,000 shares.

                           (ii) The maximum number of shares of Common Stock that may be covered by Awards granted under this Plan to any single Participant shall be 200,000 shares during any one Plan Year. If an Award is granted in tandem with a Stock Appreciation Right, such that the exercise of the Award right or Stock Appreciation Right with respect to a share of Common Stock cancels the tandem Stock Appreciation Right or Award right, respectively, with respect to such share, the tandem Award right and Stock Appreciation Right with respect to each share of Common Stock shall be counted as covering but one share of Common Stock for purposes of applying the limitations of this paragraph (ii).

                           (iii) The maximum number of shares of Common Stock that may be issued under this Plan as Restricted Shares or Restricted Share Units shall be 160,000.

                           (iv) The exercise price for up to 160,000 shares of Common Stock issued pursuant to non-qualified Stock Options granted under this Plan may be below the Fair Market Value of a share of Common Stock on the grant date, but in no event shall the exercise price be less than 50% of the Fair Market Value of a share of Common Stock on the date such Award was granted.

                           (v) The maximum dollar amount for a Cash Award that may be earned under the Plan with respect to any Plan Year shall be $2 million. Any amount earned with respect to a Cash Award with respect to which performance is measured over a period greater than one Plan Year shall be deemed to be earned ratably over the number of full and partial Plan Years in the period.

         6. Awards under this Plan. As the Board or Committee may determine, the following types of Awards may be granted under this Plan on a stand alone, combination or tandem basis:

                  (a) Stock Option. A right to buy a specified number of shares of Common Stock at a fixed exercise price during a specified time, all as the Committee may determine; provided that except as contemplated by and subject to the limitation set forth in, Section 5(e)(iv) above, the exercise price of any Stock Option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant of such Award.

                  (b) Incentive Stock Option. An Award in the form of a Stock Option which shall comply with the requirements of Section 422 of the Code or any successor Section of the Code as it may be amended from time to time.

                  (c) Stock Appreciation Right. A right to receive the excess of the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is exercised over the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right was granted.

                  (d) Restricted and Performance Shares. A transfer of Common Stock to a Participant, subject to such restrictions on transfer or other incidents of ownership, and/or in the case of Performance Shares subject to performance standards established pursuant to Section 7 below, for such periods of time as the Committee may determine.

                  (e) Restricted and Performance Share Unit. A fixed or variable share or dollar denominated unit subject to such conditions of vesting, and time of payment, and/or in the case of Performance Share Units, performance standards established pursuant to Section 7 below, as the Committee may determine, which are valued at the Committee's discretion in whole or in part by reference to, or otherwise based on, the Fair Market Value of Common Stock and which may be paid in Common Stock, cash or a combination of both. The Committee, in its discretion, may permit a Participant to defer receipt of such Restricted Share or Performance Share Units beyond the expiration of any applicable Restriction Period attainment of performance standards.

                  (f) Dividend or Equivalent Right. A right to receive dividends or their equivalent in value in Common Stock, cash or in a combination of both with respect to any new or previously existing Award.

                  (g) Stock Award. An unrestricted transfer of ownership of Common Stock.

                  (h) Awards under Deferred Compensation or Similar Plans. The right to receive Common Stock or a fixed or variable share denominated unit granted under this Plan or any deferred compensation or similar plan established from time to time by the Corporation.

                  (i) Cash Award. An award denominated in cash that may be earned pursuant to the achievement of Performance Criteria set forth in Section 7 during a performance cycle period equal to one Plan Year or such other period of time as determined by the Committee or that may be earned under the Corporation's annual bonus, multi-year bonus or other incentive or bonus plans.

                  (j) Other Incentive Awards. Other Incentive Awards which are related to or serve a similar function to those Awards set forth in this Section 6, including, but not limited to, Other Incentive Awards related to the establishment or acquisition by the Corporation or any Subsidiary of a new or start-up business or facility.

         7. Performance-Based Awards. The Committee may from time to time, establish Performance Criteria with respect to an Award. The Performance Criteria or standards for an Award shall be determined by the Committee in writing, shall be measured for achievement or satisfaction during the period in which the Committee permitted such Participant to satisfy or achieve such Performance Criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated and may be based on or adjusted for any other objective goals, events, or occurrences established by the Committee, provided that such criteria or standards relate to one or more of the following: earnings, revenue growth, growth in earnings per share, revenues, expenses, stock price, market share, charge-offs, loan loss reserves, reductions in non-performing assets, return on assets, return on equity, asset growth, deposit growth, loan growth, asset quality levels, growth in the Fair Market Value of the Common Stock or assets, investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives. Performance Criteria may include or exclude extraordinary charges, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses, including expenses related to goodwill and other intangible assets, stock offerings and strategic loan loss provisions. Such Performance Criteria may be particular to a line of business, Subsidiary or other unit or may be based on the performance of the Corporation generally.

         8. Award Agreements. Each Award under the Plan shall be evidenced by an Award Agreement. Delivery of an Award Agreement to each Participant shall constitute an agreement, subject to Section 9 hereof, between the Corporation and the Participant as to the terms and conditions of the Award.

         9.       Other Terms and Conditions.

                  (a) No Assignment; Limited Transferability of Stock Options. Except as provided below, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise then by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Committee may, in its discretion, authorize all or a portion of the Stock Options (other than Incentive Stock Options) granted to a Participant to be on terms which permit transfer by such Participant to:

                           (i) the spouse, children or grandchildren of the Participant ("Immediate Family Members");

                           (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or;

                           (iii) a partnership in which such Immediate Family Members are the only partners, provided that:

                                    (A)      there may be no consideration for
                                             any such transfer;

                                    (B)      the Award Agreement pursuant to
                                             which such Stock Options are
                                             granted expressly provides for
                                             transferability in a manner
                                             consistent with this Section 9(a);
                                             and

                                    (C)      subsequent transfers of transferred
                                             Stock Options shall be prohibited
                                             except those in accordance with
                                             this Section 9(a).

         Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of this Section 9(a) hereof the term "Participant" shall be deemed to refer to the transferee. The provisions of the Stock Option relating to the period of exercisability and expiration of the Stock Option shall continue to be applied with respect to the original Participant, and the Stock Options shall be exercisable or received by the transferee only to the extent, and for the periods, set forth in said Stock Option.

                  (b) Beneficiary Designation. Each Participant under the Plan may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to his estate.

                  (c) Termination of Employment. The disposition of the grant of each Award in the event of the retirement, disability, death or other termination of a Participant's employment shall be as determined by the Committee and set forth in the Award Agreement. Unless expressly provided otherwise by the Committee, references to the "Plan" set forth in any agreement representing an award granted under the Predecessor Plan prior to the Effective Date shall refer to the terms of such Predecessor Plan as in effect immediately prior to the Effective Date.

                  (d) Rights as a Shareholder. A Participant shall have no rights as a stockholder with respect to shares covered by an Award until the date the Participant or his nominee, guardian or legal representative is the holder of record; provided, however, that Participants holding Restricted Shares may exercise full voting rights with respect to those shares during the Restriction Period.

                  (e) Dividends and Dividend Equivalents. Rights to dividends and Dividend Equivalents may be extended to and made a part of any Award, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of Dividend Equivalents for Awards.

                  (f) Payments by Participants. The Committee may determine that Awards for which a payment is due from a Participant may be payable: (i) in cash by personal check, bank draft or money order payable to the order of the Corporation, by money transfers or direct account debits; (ii) through the delivery or deemed delivery based on attestation to the ownership of previously acquired shares of Common Stock with a Fair Market Value equal to the total payment due from the Participant; (iii) through a simultaneous exercise of the Participant's Award and sale of the shares thereby acquired pursuant to a brokerage arrangement approved in advance by the Committee to assure its conformity with the terms and conditions of the Plan; (iv) by a combination of the methods described in (i), (ii) and (iii) above; or (v) by such other methods as the Committee may deem appropriate.

                  (g) Withholding. Except as otherwise provided by the Committee in the Award Agreement or otherwise (i) the deduction of withholding and any other taxes required by law will be made from all amounts paid in cash, and (ii) in the case of the exercise of Stock Options or payments of Awards in shares of Common Stock, the Participant shall be required to pay the amount of any taxes required to be withheld in cash prior to receipt of such stock, or alternatively, to elect to have a number of shares the Fair Market Value of which equals the amount required be withheld deducted from the shares to be received upon such exercise or payment or deliver such number of Previously-Acquired Shares of Common Stock.

                  (h) Deferral. The receipt of payment of cash or delivery of shares of Common Stock that would otherwise be due to a Participant upon the exercise of any Stock Option or under any other Award may be deferred pursuant to an applicable deferral plan established by the Corporation or a Subsidiary. The Committee shall establish rules and procedures relating to any such deferrals and the payment of any tax withholding with respect thereto.

                  (i) Other Restrictions. The Committee shall impose such other restrictions on any Awards granted pursuant to the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal or state securities laws, post-vesting or exercise holding periods, or requirements to comply with restrictive covenants, and may legend the certificates issued in connection with an Award to give appropriate notice of any such restrictions.

         10. Amendments, Modification and Termination. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part, subject to any requirement of shareholder approval imposed by applicable law, rule or regulation. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

         11. Adjustment. The aggregate number of shares of Common Stock as to which Awards may be granted to Participants, the number of shares of Common Stock set forth in the limitations in Section 5(e), the number of shares of Common Stock covered by each outstanding Award, and the price per share of Common Stock in each such Award, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Corporation, or other change in corporate or capital structure; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated. The Committee may also make the foregoing changes and any other changes, including changes in the classes of securities available, to the extent it is deemed necessary or desirable to preserve the intended benefits of the Plan for the Corporation and the Participants in the event of any other reorganization, recapitalization, merger, consolidation, spinoff, extraordinary dividend or other distribution or similar transaction.

         12. Rights as Employees, Directors or Consultants. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of or as a Director of or as a consultant to the Corporation or a Subsidiary. Further, the Corporation and each Subsidiary expressly reserve the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any Award Agreement issued hereunder.

         13. Change of Control. Notwithstanding anything contained in this Plan or any Award Agreement to the contrary, in the event of a Change of Control, the following shall occur with respect to any and all Awards outstanding as of such Change of Control:

                  (a) Any and all Stock Options and Stock Appreciation Rights granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term;

                  (b) Any restrictions imposed on Restricted Shares shall lapse; and

                  (c) Unless otherwise specified in a Participant's Award Agreement at time of grant, the maximum payout opportunities attainable under all outstanding Awards of Performance Units, Performance Shares and Other Incentive Awards shall be deemed to have been fully earned for the entire performance period(s) as of the effective date of the Change of Control. The vesting of all such Award shall be accelerated as of the effective date of the Change of Control, and in full settlement of such Awards, there shall be paid out in cash, or in the sole discretion of the Committee, shares of Common Stock with a Fair Market Value equal to the amount of such cash, to Participants within thirty (30) days following the effective date of the Change of Control the maximum of payout opportunities associated with such outstanding Awards.

         14. Governing Law. To the extent that federal laws do not otherwise control, the Plan and all Award Agreements hereunder shall be construed in accordance with and governed by the law of the State of Delaware, provided, however, that in the event the Corporation's state of incorporation shall be changed, then the law of the new state of incorporation shall govern.

         15. Effective Date and Term. The effective date of this Plan is March 1, 2003 (the "Effective Date"), the date the Plan was adopted by the Board, subject to ratification by the shareholders of the Corporation. The Plan shall remain in effect until terminated by the Board, provided, however, that no Incentive Stock Option shall be granted under this Plan on or after the tenth anniversary of the Effective Date.

                                                                      APPENDIX B

                  PRIVATEBANCORP, INC. AUDIT COMMITTEE CHARTER

PURPOSE:

The Audit Committee is appointed by the Board to assist the Board in monitoring
(1) the integrity of the financial statements of the Company, (2) the independent auditor's qualifications and independence, (3) the performance of the Company's internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.

The Audit Committee shall annually prepare the report to shareholders relating to the performance of the Audit Committee's duties required to be included in the Company's annual proxy statement by the rules of the Securities and Exchange Commission (the "Commission").

COMMITTEE MEMBERSHIP:

The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of Nasdaq, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Commission. To the extent required by Nasdaq, at least one member of the Audit Committee shall be a "financial expert" as defined by the Commission. Audit Committee members shall not simultaneously serve on the Audit Committees of more than two other public companies. In accordance with the rules and regulations of the Commission and Nasdaq, members of the Audit Committee (including their immediate family members, as defined in such rules) may not (i) accept any consulting, advisory or other compensatory fees from the Company, except in his or her capacity as a member of the Board or any other committee of the Board or (ii) be an affiliate of the Company.

The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating Committee. Audit Committee members may be replaced by the Board.

MEETINGS:

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

COMMITTEE AUTHORITY AND RESPONSIBILITY:

The Audit Committee shall have the sole authority to appoint or replace the independent auditor and shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting). The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall pre-approve the fees and terms of all engagements for audit, review or attest services and any permitted non-audit services to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The engagement must either be approved in advance by the Audit Committee or be entered into pursuant to pre-approval policies and procedures established by the Audit Committee, which policies and procedures must be detailed as to the particular service.

The Audit Committee may form a subcommittee consisting of one or more members when appropriate, with authority to grant pre-approvals of audit and permitted non-audit services, and the decisions of such subcommittee shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to engage and determine funding for independent legal, accounting or other advisors without first seeking Board approval. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report to any advisors employed by the Audit Committee.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually in light of any changes in regulatory requirements or authoritative guidance and recommend any proposed changes to the Board for approval. The Audit Committee shall annually assess the qualifications of each member of the Audit Committee and the effectiveness of the Audit Committee and present a report thereon to the Board.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

FINANCIAL STATEMENT AND DISCLOSURE MATTERS
------------------------------------------

         1.       Review and discuss with management and the independent auditor
                  (i) the annual audited financial statements, including disclosures to be made in the Company's Form 10-K, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K; and
                  (ii) the quarterly unaudited financial statements, including disclosures to be made in the Company's Form 10-Q, prior to its filing, including the results of the independent auditor's review of the quarterly unaudited financial statements.

         2. The reviews discussed above should include discussions with management, the independent internal auditor and the independent auditor regarding:

                  (a)      Significant and unusual transactions.

                  (b) Significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles.

                  (c) Any major issues as to the adequacy of the Company's internal controls.

                  (d) Any special steps adopted in light of material control deficiencies.

         3. Review and discuss, at least quarterly, reports from the independent auditors as required by the Commission on:

                  (a) All critical accounting policies and practices to be used.

                  (b) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

                  (c) Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

         4. Discuss with management the Company's earnings press releases prior to their issuance, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may generally discuss the types of information to be disclosed and the types of presentations to be made.

         5. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

         6. Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

         7. Discuss with the independent auditor the matters required to be communicated (i) in accordance with Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management and (ii) under Section 10A of the Exchange Act, pertaining to information, if any, detected during the course of the audit indicating that an illegal act has or may have occurred.

         8. Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of disclosure controls and procedures and internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

OVERSIGHT OF THE COMPANY'S RELATIONSHIP WITH THE INDEPENDENT AUDITOR
--------------------------------------------------------------------

         9. Review and evaluate the performance of the independent auditor and the lead partner of the independent auditor team.

         10. Obtain and review a report from the independent auditor at least annually regarding (i) the independent auditor's internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the independent auditor,
                  (iii) any steps taken to deal with any such issues, and (iv) all relationships between the independent auditor and the Company. After reviewing this report, evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

         11. Periodically review and discuss with the independent auditor and members of the independent auditor team all significant relationships they have or have had with the Company that could impair auditor independence and the scope of any non-audit services being performed for the Company by the independent auditor.

         12. Ensure the rotation of the lead and concurring audit partners every five years and any audit partners (as defined by the Commission) every seven years as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

         13. Establish policies for the Company's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company in compliance with all relevant rules and regulations.

         14. Discuss with the national office of the independent auditor issues on which they were consulted by the Company's audit team and matters of audit quality and consistency.

         15. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

OVERSIGHT OF THE COMPANY'S INTERNAL AUDIT FUNCTION
--------------------------------------------------

         16. Review the appointment, performance, compensation and replacement of the senior internal auditing executive, or independent internal auditor.

         17. Review the significant reports to management prepared by the internal auditing department and management's responses.

         18. Review at least quarterly the adequacy of the Company's internal controls.

         19. Discuss any difficulties encountered in the course of the internal audit, including any restrictions on the scope of work or access to required information.

         20. Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

COMPLIANCE OVERSIGHT RESPONSIBILITIES
-------------------------------------

         21. Obtain reports from management, the Company's independent internal auditor and/or senior internal auditing executives and the independent auditor, as deemed appropriate, that the Company and its subsidiary or affiliated entities are in conformity with applicable legal requirements and the Company's code of conduct. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's code of conduct.

         22. Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential and anonymous submission by employees of concerns regarding accounting, internal accounting controls or auditing matters. All such procedures will at all times comply with all provisions of law, regulations or Company policy that prohibit discipline of or discrimination against employees who report what they reasonably believe to be violations of any law, rule or regulation applicable to the Company.

         23. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

         24. Discuss with legal counsel implications of legal matters that may have a material impact on the financial statements or the Company's compliance policies.

         25. Review procedures adopted by management to assure that any related party transactions and potential conflicts of interest of any director or executive officer of the Company will be brought to the attention of the Audit Committee in advance. Review and approve or disapprove, in advance, any such related party transactions or potential conflicts of interest.

LIMITATION OF AUDIT COMMITTEE'S ROLE:

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

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                          [LOGO OF PRIVATEBANCORP INC.]

                            Ten North Dearborn Street
                             Chicago, Illinois 60602

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

                    Please complete, date, sign and mail the
               detached proxy card in the enclosed postage-prepaid
                                    envelope.


                             DETACH PROXY CARD HERE

--------------------------------------------------------------------------------

         This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted "FOR ALL" of the five (5) Class II nominees for director, "FOR" approval of the amendment to the Amended and Restated Certificate of Incorporation, "FOR" approval of the amendment to the Amended and Restated By-laws and "FOR" approval of the PrivateBancorp, Inc. Incentive Compensation Plan.

         If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted, to the extent legally permissible, by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.


Signature
         ----------------------------------


Signature
         ----------------------------------


Date
     --------------------------------, 2003

         Please sign exactly as name (or names) appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

                          [LOGO OF PRIVATEBANCORP INC.]

If you personally plan to attend the Meeting of Stockholders please check the box below and list the names of attendees on the reverse side.

Return this stub in the enclosed envelope with your completed proxy card.

I/We do plan to attend the 2003 meeting. |_|


--------------------------------------------------------------------------------

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                     REVOCABLE PROXY -- PRIVATEBANCORP, INC.
                 ANNUAL MEETING OF STOCKHOLDERS, APRIL 24, 2003

--------------------------------------------------------------------------------

The undersigned stockholder(s) of PrivateBancorp, Inc., a Delaware corporation (the "Company"), does (do) hereby constitute and appoint Gary S. Collins and/or Hugh H. McClean, and each of them, the true and lawful attorney of the undersigned with full power of substitution, to appear and act as the proxy or proxies of the undersigned at the Annual Meeting of Stockholders of the Company to be held at The Union League Club, 65 West Jackson Blvd., Chicago, Illinois on April 24, 2003, at 3:00 p.m. and at any adjournment thereof, and to vote all the shares of PrivateBancorp, Inc. standing in the name of the undersigned, or which the undersigned may be entitled to vote, as fully as the undersigned might or could do if personally present, as set forth below. PLEASE MARK VOTE IN THE APPROPRIATE BOX IN THE FOLLOWING MANNER USING DARK INK ONLY.

         1. The election of five (5) Class II directors of the Company's Board of Directors to serve until the annual meeting of stockholders in 2006.

                  Donald L. Beal; William A. Goldstein; John E. Gorman; Richard C. Jensen; Michael B. Susman

                   FOR       WITHHOLD      FOR ALL
                   ALL       FOR ALL       EXCEPT
                   |_|         |_|           |_|

                  INSTRUCTION: To withhold your vote for any individual nominee, insert that nominee's name on the line provided below.


                  --------------------------------------------------------------

         2. The amendment to the Amended and Restated Certificate of Incorporation.

                  |_|  FOR               |_|  AGAINST            |_|  ABSTAIN

         3.       The amendment to the Amended and Restated By-laws.

                  |_|  FOR               |_|  AGAINST            |_|  ABSTAIN

         4.       The approval of the PrivateBancorp, Inc. Incentive
                  Compensation Plan.

                  |_|  FOR               |_|  AGAINST            |_|  ABSTAIN

The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its stockholders. For the reasons set forth in the Proxy Statement, the Board unanimously recommends that you vote FOR each of its nominees for director and FOR each of the other matters to be considered.

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUEST FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED, POSTAGE-PREPAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                                   PLEASE LIST
                           NAMES OF PERSONS ATTENDING


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